UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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ASGN Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

April 27, 2021

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of ASGN Incorporated (the “Company” or “ASGN”), at which you will be asked to vote upon:

1.	the election of Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol Lindstrom, as directors for three-year terms to expire at our 2024 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2020;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 17, 2021, at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be held as a virtual meeting of stockholders, to be conducted exclusively online via live webcast. We believe that this virtual format prioritizes the health and well-being of our stockholders, directors and officers in the midst of the public health concerns related to the coronavirus (COVID-19) outbreak.

You will be able to participate in the Annual Meeting, submit questions during the Annual Meeting, and vote your shares electronically during the meeting by visiting www.meetingcenter.io/283304866. Because the Annual Meeting is being conducted electronically, you will not be able to attend the meeting in person. Details regarding how to participate in the live webcast of the Annual Meeting and the business to be conducted at the meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you.

We thank you for your continued interest in ASGN and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Theodore S. Hanson
Theodore S. Hanson
President and Chief Executive Officer

4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 17, 2021

The 2021 Annual Meeting of Stockholders of ASGN Incorporated (the "Company" or "ASGN") will be held virtually and exclusively online via live webcast on Thursday, June 17, 2021, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon:

1.	the election of Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol Lindstrom as directors for three-year terms to expire at our 2024 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2020;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by ASGN Incorporated. Only stockholders of record at the close of business on April 19, 2021 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the live webcast of the Annual Meeting by visiting www.meetingcenter.io/283304866. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials). The password for the meeting is ASGN2021. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.envisionreports.com/ASGN, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote during the Annual Meeting even if the stockholder has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,
/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 27, 2021

2021 PROXY STATEMENT
TABLE OF CONTENTS

General Information about the Annual Meeting and Voting	1	Grants of Plan-Based Awards	37
Proposal One – Election of Directors	5	Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	38
Approval of Proposal One	5	Outstanding Equity Awards at Fiscal Year End	39
Independent Directors and Material Proceedings	8	Option Exercises and Stock Vested	41
Role of the Board	9	Non-Qualified Deferred Compensation	41
Board Leadership Structure	9	Payments Upon Termination or Change in Control	42
Board Committees and Meetings	9	Equity Compensation Plan Information	44
Risk Oversight	11	CEO Pay Ratio	46
Meetings	12
Attendance of Directors at 2020 Annual Meeting of Stockholders	12	Proposal Two – Advisory Vote on Executive Compensation	47
Director Compensation	12	Vote Required	48
Environmental Social and Governance Issues	14	Board Recommendation	48
Director and Executive Officer Stock Ownership Guidelines	15
Director and Executive Officer Hedging and Pledging Transactions Policy	15	Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm	49
Communicating with the Board	15	Principal Accountant Fees and Services	49
Ethics	15	Vote Required	49
Compensation Committee Interlocks and Insider Participation	15	Board Recommendation	49

Security Ownership of Certain Beneficial Owners and Management	16	Report of the Audit Committee	50
Ownership of More than Five Percent of the Common Stock of ASGN	16	Certain Relationships and Related Party Transactions	51
Ownership of Directors and Management of ASGN	17	Other Matters	51
		Where You Can Find Additional Information	51
Executive Compensation Discussion and Analysis	20	Incorporation by Reference	52
Compensation Committee Chair Letter	20	Proposals by Stockholders	52
Executive Summary	21	Miscellaneous	52
Compensation Philosophy	24	Annex A – Reconciliation of Performance Target	A-1
Compensation Committee Report	35
Summary Compensation Table	36

ASGN Incorporated
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on

    Thursday, June 17, 2021

ASGN Incorporated (the “Company,” “ASGN,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of ASGN of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 17, 2021 at 9:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof. A Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 27, 2021.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an ASGN stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of ASGN is soliciting your vote at the 2021 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol Lindstrom, as directors for three-year terms to expire at our 2024 Annual Meeting of Stockholders;

Proposal 2: an advisory vote to approve the Company's executive compensation for the year ended December 31, 2020; and

Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2021. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website at www.asgn.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 19, 2021, as the record date for the Annual Meeting. If you were the owner of shares of ASGN common stock at the close of business on April 19, 2021, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

In accordance with the e-proxy rules of the SEC, we will mail a Notice to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 27, 2021. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting for a period of 10 days before the Annual Meeting. To arrange review of the list of stockholders, please contact Investor Relations at (818) 878-7900. The list will also be available during the virtual Annual Meeting through the meeting website for stockholders who choose to attend.

How do you attend the virtual Annual Meeting, vote and ask questions during the virtual Annual Meeting, and access the list of stockholders?

To attend the Annual Meeting, you must be a stockholder of record as of the Record Date. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials). The password for the meeting is ASGN2021.

Stockholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting by following the instructions available on the website above during the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of ASGN’s outstanding shares of common stock as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On April 19, 2021, there were 53,197,921 shares of ASGN common stock outstanding (all of which are entitled to vote at the Annual Meeting).

How many votes are required to approve each item?

Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Other proposals (Proposals 2 and 3) - Stockholder approval of each of the other proposals, including the non-binding votes to approve executive compensation and the ratification of the appointment of an independent registered public accounting firm, requires the vote of the holders of a majority of the stock having voting power in attendance or represented by proxy on such proposal. These votes are advisory and are not binding on the Board or ASGN. However, the Board will review the voting results and take them into consideration. Abstentions will have the same effect as a vote "against" such proposal, and broker non-votes will have no effect on the vote.

How are votes counted?

With respect to each of the agenda items, you may vote "for," "against" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the live webcast of the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees, and the same effect as a vote against the advisory vote proposals.

Will my shares be voted if I do not sign and return my proxy card or vote at the meeting?

If you do not sign and return your proxy card or vote at the Annual Meeting, your shares will not be voted. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors or the advisory vote on executive compensation. However, with regard to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether any of the proposals except for the ratification of the Company's independent registered public accounting firm have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol Lindstrom, the director nominees named in this Proxy Statement;

Proposal 2: FOR the proposal regarding an advisory vote to approve the Company's executive compensation for the year ended December 31, 2020; and

Proposal 3: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

What do I need to do now?

All stockholders are urged to vote by telephone or on the Internet by following the instructions on the Notice. If you received a paper copy of this Proxy Statement instead of the Notice, you may vote your shares by (a) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided. ASGN stockholders may also vote at the Annual Meeting.

Most of our stockholders may vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•Going to the following website: www.envisionreports.com/ASGN, entering the information requested on your computer screen, and then following the simple instructions;

•Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; or

•Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/ASGN to view and download the proxy documents.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of ASGN stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Notice of Annual Meeting of Stockholders for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own copy of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to your attention, or if you share an address with another ASGN stockholder and together both of you would like to receive only a single set of ASGN annual disclosure documents, please contact our Investor Relations group by written or telephonic request at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations group by telephone at (818) 878-7900 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•submitting a properly signed proxy card with a later date;

•delivering to the Secretary of ASGN a written revocation notice bearing a later date than the proxy card;

•voting online during the Annual Meeting; or

•voting by telephone or the Internet after you have given your proxy.

 How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of ASGN provide that our Board shall be comprised of not less than four but no more than eleven directors and the exact number within that range may be fixed by the Board. The Board amended the Bylaws in March 2021 in order to add two exceptional directors, Carol Lindstrom and VADM Joseph W. Dyer, who improve our Board with their diversity of experience and backgrounds and their skillsets. With the addition of these two directors, the number of directors on our Board is currently fixed at eleven, two of whom are women, and another of whom is Asian-American. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, four directors will be elected to serve until our 2024 Annual Meeting of Stockholders or until their successors are elected and qualified. Joseph W. Dyer, Mariel A. Joliet, Marty R. Kittrell and Carol Lindstrom have terms that are expiring, and they have been nominated to stand for election or re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of VADM Dyer, Ms. Joliet, Mr. Kittrell and Ms. Lindstrom. Each of the nominees have consented to serve if elected, but if any of them are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the four directors set forth below who are up for election or re-election this year.

Set forth below are the nominees’ biographies which include the skills, qualities and experiences of each of the nominees.

Director Nominees Up for Election

Vice Admiral Joseph Dyer
VADM Dyer is an independent consultant in the technology and defense markets. He is also the chief strategy officer of National Spectrum Consortium, a role he has held since 2014, and a former Commissioner for the Congressional NDAA Section 809 Acquisition Streamlining Commission, which was created in 2016 in order to review and streamline the acquisition and purchase programs of the defense department. From 2003 through 2013, he was an executive at iRobot Corporation serving as the president of the government and industrial division, chief operating officer, and then chief strategy officer. His leadership responsibilities spanned from “high tech/early stage” to the company’s initial public offering, and through becoming the world’s leading mobile robot company. From 2000 to 2003, he served as Commander of the Naval Air Systems Command, where he was responsible for research, development, test and evaluation, engineering and logistics for naval aircraft, air-launched weapons and sensors. Prior to that command, in 1997 he was assigned as commander of the Naval Air Warfare Center Aircraft Division at Patuxent River and assumed additional responsibilities as the assistant commander for Research and Engineering of the Naval Air Systems Command. From 1994 to 1997, VADM Dyer served as F/A-18 Program Manager, leading engineering and manufacturing development efforts on the new F/A-18E/F, continued production and fleet support of the F/A-18C/D, and all F/A-18 foreign military sales. Under his leadership, the F/A-18 program won the Department of Defense Acquisition Excellence Award and the Order of Daedalian. Earlier in his career, he served as the technology director for the High Speed Anti-Radiation Missile and as the Navy’s Chief Test Pilot. VADM Dyer received a bachelor of science degree in chemical engineering at North Carolina State University and a master of science degree in financial management from the Naval Postgraduate School. Further, he is an elected fellow in the National Academy of Public Administration and the Society of Experimental Test Pilots. VADM Dyer brings to the Board an extensive military background and commercial expertise, which converge at the intersection of technology, finance and risk management.

Mariel A. Joliet
From 1998 to 2008, Ms. Joliet was an executive with Hilton Hotels Corporation, a publicly-traded hotel company. She most recently served as senior vice president and treasurer and was instrumental in its sale to the Blackstone Group for $27 billion, one of the 10 largest LBOs in history when it closed in 2007. In her capacity as treasurer, Ms. Joliet was responsible for capital markets and financial investment initiatives, including credit ratings, debt/equity issuances, interest rate risk, cash management and foreign exchange. Prior to her role at Hilton, she had 10 years of experience as a coverage officer and corporate banker at both Wachovia Bank and Corestates Bank, where she was responsible for client relationships and portfolio management. Since 2020, Ms. Joliet has served as the chair of the board and as a member of their audit committee for Kanye Anderson BDC Inc., a management investment company that invests primarily in middle market companies and operates direct origination platforms. Ms. Joliet serves as a board member of Las Madrinas, a philanthropic organization established to support pediatric care and research at Children's Hospital Los Angeles, and Know the Glow, a vision non-profit organization. She is also a member of the National Association of Corporate Directors Compensation Committee Roundtable, which addresses best practices in compensation-related matters. She received a bachelor of science degree at the University of Scranton and earned a master of business administration degree from Marywood University. Ms. Joliet has a strong background in financing, acquisitions, deal structuring, strategic planning and operational integration.

Marty R. Kittrell
Mr. Kittrell served as the executive vice president and chief financial officer of Dresser, Inc., a multinational provider of technology, products and services for developing energy and natural resources, from December 2007 until the sale of the company to General Electric in February 2011. Mr. Kittrell also served as chief financial officer of Andrew Corporation, a manufacturer of hardware for communications networks, from 2003 until the sale of the company in December 2007. Mr. Kittrell previously served in executive management positions in technology, consumer products and other commercial and industrial industry sectors. Mr. Kittrell began his business career with Price Waterhouse where he was a certified public accountant. Mr. Kittrell served as a member of the board of directors and corporate governance and environmental, safety and sustainability committees, and the chairman of the audit and risk committee, for Columbia Pipeline Group, Inc., which developed and operated over 15,000 miles of natural gas pipelines extending from New York to the Gulf of Mexico, from July 2015, after its separation from NiSource, Inc. ("NiSource"), until the sale of the company in July 2016. From 2007 to 2015, Mr. Kittrell served on the board of directors of NiSource, one of the largest utility companies in the United States serving approximately four million customers, where he chaired the audit committee and served on the finance and corporate governance committees. Mr. Kittrell graduated magna cum laude with a bachelor of science degree in accounting from Lipscomb University where he currently serves on the board of trustees and is chairman of the finance and real estate committee and serves on the executive committee. Mr. Kittrell has extensive experience with the analysis and preparation of financial statements, risk management, corporate strategy, mergers and acquisitions, organization development, board practices and corporate finance, including public offerings of equity and debt.

Carol Lindstrom

Ms. Lindstrom is an advisor at Carrick Capital Partners, an investment firm focused on technology-enabled businesses after retiring as the Vice Chairman of Deloitte LLP in May 2016. She held many management positions during her career with Deloitte, which she joined in 1993 to help build their technology consulting practice. She was the managing director of the Orange County and San Francisco consulting practices, managing director of Deloitte’s Americas technology practice, managing director of Deloitte’s global relationship clients, managing director of Deloitte’s e-business and digital practices, and lead client and advisory partner for many significant clients. Ms. Lindstrom was a member of the Deloitte & Touche Tohmatsu Global board of directors for eight years and served on the Deloitte LLP board of directors for six years. Ms. Lindstrom started her career at Andersen Consulting (now Accenture PLC) in 1975 and was a partner from 1987 to 1993.

Ms. Lindstrom has served as a director for Genpact Ltd. (NYSE: G), a global professional services firm delivering digital transformation by putting digital and data to work, since 2016, and is the chair of the nominating and governance committee and a member of their compensation committee. She has served as a director of Exponent, Inc. (NASDAQ: EXPO), an engineering and scientific consulting firm, since 2017, and is the chair of their nominating and governance committee and a member of their audit and human resource committees. She previously served on the boards of directors for Entertainment Partners from 2018 to 2019 until its acquisition by TPG Capital, and for Energous Corporation (NASDAQ: WATT) from 2018 to 2019. She served as president of the Deloitte Foundation from 2010 to 2014, and today is a board member of several not-for profit organizations including the Workday Foundation, Homeful Foundation, and the St. Helena Hospital Foundation. Ms. Lindstrom received a bachelor of arts degree from the University of California Los Angeles. She supports the Board with her expertise growing and managing consulting services and large scale technology projects, and she is aligned with many of the technology companies in Northern California.

Director with Term Ending in 2021

Jeremy M. Jones
Mr. Jones has served as the Chairman of our Board since February 2003. Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was the chief executive officer and chairman of the board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991. Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was chief executive officer and chairman of the board of Apria Healthcare Group, which also provided home healthcare services. Since 2013, Mr. Jones has served on the board of directors of the Hoag Hospital Foundation, a philanthropic foundation, and he was appointed Treasurer in July 2017. He also served on the board of directors and compensation committee of CombiMatrix Corporation, a Nasdaq-traded molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics, from 2002 until its merger into Invitae Corporation in November 2017. He served on the boards of directors of OxySure Systems, Inc., a publicly-traded company that is a world leader in short and emergency duration medical oxygen and respiratory solutions for mass market use, from 2013 to 2016, Lifecare Solutions, Inc., a provider of integrated home healthcare products and services, from 2003 to 2011, and Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from 1999 until its sale in 2008. Mr. Jones possesses significant business management and corporate governance experience. Mr. Jones received a bachelor’s degree in business administration from the University of Iowa. Mr. Jones contributes to our Board with his extensive executive experience in leading and advising public companies.

Directors with Terms Ending in 2022

Brian J. Callaghan
Mr. Callaghan co-founded Apex Systems, LLC (“Apex Systems”) in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His duties at Apex Systems ranged from working directly with customers, leading staff, strategy, forecasting, and building systems to support growth. Mr. Callaghan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Callaghan is a graduate of Virginia Polytechnic Institute and State University ("Virginia Tech"), where he earned a bachelor of science degree in psychology. Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants, and the Omaha Storm Chasers (Triple-A affiliate of the Kansas City Royals). Mr. Callaghan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Theodore S. Hanson
Mr. Hanson has served as our President and Chief Executive Officer since May 2019, and has also been a member of our Board of Directors since June 2019. He joined ASGN as Chief Financial Officer of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. In January 2014, he was promoted to the role of President of Apex Life Sciences, LLC, and in January 2016, he became an Executive Vice President of ASGN in addition to his role as President of Apex Life Sciences. By December 2016, he was promoted to the role of President of ASGN. Mr. Hanson joined Apex Systems in November 1998 as Corporate Controller and became Chief Financial Officer in January 2001. From 1991 to 1996, he worked at Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm, and from 1996 to 1998 he was the chief financial officer of Property Technologies Ltd. He currently serves as an advisory council member for the Pamphlin School of Business at Virginia Tech, and as an advisory board member for the Apex Center for Entrepreneurs at Virginia Tech. Mr. Hanson holds a bachelor of science degree from Virginia Tech and a master of business administration degree from Virginia Commonwealth University.

Edwin A. Sheridan, IV
Mr. Sheridan co-founded Apex Systems in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His roles at Apex Systems have included technical recruiter, account manager and regional operations manager. He also managed the sales and recruiting operations for the company. Mr. Sheridan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Sheridan acts as a mentor and consultant for several of the companies in which he invests or finances, including BASH Boxing Fitness, Upskill, Inc., EVERFI, Inc., Pinxter Inc., creator of the Clowder app, ThreatQuotient, Inc., FAIR, IronNet, Sweetgreen and others. He also serves on the boards of several non-profit organizations including serving as the chairman of the APEX Center for Entrepreneurs at Virginia Tech), serving as a director of Gonzaga College high school, and serving on the advisory board of Peace Players International, an international community improvement and leadership organization. He is also on the global leadership circle of ONE.org, a global movement campaigning to end extreme poverty and preventable disease by 2030, so that everyone, everywhere can lead a life of dignity and opportunity. Mr. Sheridan is a graduate of Virginia Tech, where he earned bachelor of arts degrees in English and political science, with a minor in business administration. Mr. Sheridan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Director with Terms Ending in 2023

Mark A. Frantz
Mr. Frantz co-founded and is a general partner for Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government services marketplace in 2009. Prior to Blue Delta, Mr. Frantz was a partner at RedShift Ventures from 2007 to 2009. He also served as the managing general partner of In-Q-Tel, the strategic venture capital affiliate of the U.S. intelligence community in 2006, and was a principal with Carlyle Venture Partners from 2001 to 2006. Mr. Frantz was the associate to the senior chairman at Alex. Brown from 1997 to 2000, the economic and technology policy advisor to Pennsylvania Governor Tom Ridge from 1993 to 1997, and the associate director of The White House Office of Intergovernmental Affairs under President George H. W. Bush from 1990 to 1993. From 2015 to 2018, Mr. Frantz served on the board of directors for CSRA Inc. (formerly NYSE: CSRA), prior to its acquisition by General Dynamics for $9.7 billion. Mr. Frantz earned bachelor of arts degrees in history and political science from Allegheny College, and he received a juris doctor and master of business administration degree from the University of Pittsburgh. Mr. Frantz contributes to the Board his track record helping grow leading U.S. government services companies, and he possesses a very deep understanding of market dynamics and drivers within the government contracting sector.

Jonathan S. Holman

Mr. Holman is the founder and since 1981 has been the president of The Holman Group, Inc., an executive search firm. To date, Mr. Holman has recruited over 150 chief executive officers to public and private companies, ranging from start-ups to companies with over $1 billion in revenue in a variety of industries. Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers. Mr. Holman regularly speaks at technology industry gatherings. Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions. Mr. Holman received a master of business administration degree from Stanford University and a bachelor of arts degree from Princeton University, both with high academic honors. In his role at The Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters. He also serves as a member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Arshad Matin
Mr. Matin is the president and chief executive officer of Avetta, LLC, a private company providing cloud-based supply chain risk management solutions, which he joined in October 2019. From November 2018 to September 2019, he was an entrepreneur-in-residence with Warburg Pincus LLC, a private equity firm. From 2013 to October 2018, he was the president, chief executive officer and a board member of Paradigm Ltd., a leading developer of software solutions to the global oil and gas industry, when it was acquired by Emerson Electric Co. From January 2012 to April 2013, Mr. Matin was executive vice president of IHS Inc., a publicly-traded company that is a leading global source of information and analytics where he was responsible for lines of businesses accounting for over $1.5 billion in revenues, and managed over 4,500 colleagues. Mr. Matin joined IHS through the acquisition of Seismic Micro-Technology, Inc. (“SMT”), a global leader in the geology and geophysics software market. He joined SMT in July 2007 and was the president, chief executive officer and a board member. Under his leadership, the company achieved unprecedented growth in revenues and profits expanding into new geographies and market segments. Before joining SMT, Mr. Matin was general manager of the enterprise security business unit at Symantec Corporation, which he joined in January 2006 upon the company’s acquisition of BindView Corporation ("BindView") and remained until July 2007. BindView was a global provider of agentless IT security compliance software. Mr. Matin took over as president and chief operating officer of BindView in 2004, and was responsible for products, sales, marketing, corporate development and services functions. Prior to BindView, Mr. Matin was a partner at the Houston office of McKinsey & Company from 1995 to 2004, where he served clients in both the technology and energy industries. He started his career as a software developer for Oregon-based Mentor Graphics Corporation. Mr. Matin earned a master of business administration degree from the University of Pennsylvania – The Wharton School, a master of science degree in computer engineering from the University of Texas at Austin, and a bachelor of engineering degree in electrical engineering from Regional Engineering College in India. Mr. Matin serves as a board member or trustee on non-profit organizations including the Houston Endowment, Texas Children's Hospital and St. John's School. Mr. Matin brings extensive experience managing and advising public and private high-technology companies.

Independent Directors and Material Proceedings

The Board's eleven members are all deemed to be independent under the current listing standards of the New York Stock Exchange (“NYSE”) by the Board with the exception of Mr. Hanson, our Chief Executive Officer, and Ms. Joliet. Ms. Joliet's husband John Joliet is a partner at American Discovery Capital, LLC, a firm which we engaged to provide banking advisory services and paid $1.5 million in fees upon the successful acquisition of ECS Federal, LLC ("ECS") in April 2018. Mr. Joliet did not provide any services to ASGN, and the Board believes that Ms. Joliet could exercise independent judgment in carrying out her responsibilities as a director, however the Board followed the NYSE and SEC regulations which would deem her to be a non-independent director for the three years following the engagement of her husband's firm, and therefore determined her not to be independent at its meeting on March 18, 2021. For each independent director, the Board has made a subjective determination that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to ASGN and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party, or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the SEC or the Commodity Futures Trading Commission, nor are there any adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s President and Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chair of the Board, who is Mr. Jones until his retirement at the Annual Meeting and will be Mr. Matin following the Annual Meeting. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chair of the Board is independent, as defined by the NYSE and the SEC. An independent Chair, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the President and Chief Executive Officer has invaluable insight into the Company due to the nature of his position, and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member, and keeping the position of Chief Executive Officer and Chair of the Board as separate and independent positions.

Board Committees and Meetings

The Board held five meetings during 2021 and acted by unanimous written consent on seven additional occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Strategy and Technology Committee. The Board has determined that the chairs and committee members of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, are independent under applicable NYSE and SEC rules.

The members and chairs who served on the Committees during 2020 are identified in the table below, with the addition of VADM Dyer and Ms. Lindstrom who joined the Board in 2021.

(1)	VADM Dyer joined the Board in March 2021, though he served as a member of the Strategy and Technology Committee since its inception in 2019 in his prior capacity as an advisor to the Board.
(2)	Ms. Joliet is an adviser to the Audit and Compensation Committees.
(3)	Ms. Lindstrom joined the Board and the Strategy and Technology Committee in March 2021.

Compensation Committee

The Compensation Committee held seven meetings during 2020 and acted by unanimous written consent on eleven additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the President and Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of ASGN and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the President and Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent, and each is a non-employee director for purposes of Section 16 of the Exchange Act.

Audit Committee

The Audit Committee held 10 meetings during 2020. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•the quality and integrity of our financial statements and our financial reporting and disclosure practices;
•our systems of internal controls regarding finance, accounting and SEC compliance;
•the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;
•our ethical compliance programs; and
•risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm, and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee and Board liaison fees. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each current member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for identifying and disclosing related-party and significant transactions, and for identifying deficiencies and significant changes in internal controls each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on p. 51 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held nine meetings during 2020. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as Board advisers and committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, as well as monitoring the qualification and performance of, and the Company’s succession planning regarding, key executives. The Committee has oversight responsibility over the Company's annual ESG report and ESG performance. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of VADM Dyer, Ms. Joliet, Mr. Kittrell and Ms. Lindstrom for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•personal and professional ethics and integrity;
•business judgment;

•familiarity and/or experience with general issues affecting our business and the industries in which we operate;
•qualifications as an audit committee financial expert;
•diversity;
•qualifications as an independent director; and
•areas of expertise that the Board should collectively possess such as board experience, experience as an executive, or experience with human resources, government contracting, accounting and financial oversight and corporate governance.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer, our auditors and third parties. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating and Corporate Governance Committee believes that the potential nominees must have, the Nominating and Corporate Governance Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee Charter also provides for the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors are all considered for purposes of nominating directors.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2022 Annual Meeting of Stockholders should mail their suggestions to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2021, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chair of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

Strategy and Technology Committee

The Board believes that the strategy of the Company is a significant area of focus for the Board and established a special committee to address this area. The Board also wanted to continue to retain the benefits of having a Board member or committee focusing on IT and cybersecurity risks and the importance of IT risk management measures. With these goals in mind, in September 2019, the Board created the Strategy and Technology Committee to address these issues. The committee assists the Board with respect to matters of strategy and technology by engaging with management to ensure that: (a) the Company has established an effective strategy and strategic planning process; (b) the Company's technology programs enable the Company's strategic plans; and (c) the Company's proposed acquisitions, divestitures or other key investments of capital fulfill the Company's strategic plans. The Strategy and Technology Committee held seven meetings in 2020.

The written charters governing the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Technology Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at www.asgn.com. You may also obtain a copy of any of these documents without charge by writing to: ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives report quarterly to the Board on risks that the Company faces and further report on an ad hoc basis as issues arise. Information technology, including cybersecurity, has been identified by the Company as an area of risk meriting additional oversight. The Company's Chief Information Officer reports quarterly to the Board on cybersecurity issues, such as what threats have been encountered in the past quarter, assessments of such risks, and the steps we are taking to mitigate these risks and other cybersecurity risks in the future.

The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, and the Compensation Committee focuses on risks associated with compensation incentives. The Board oversees officers’ identification and management of risk management issues and meets quarterly with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly receives reports from those officers that are responsible for the day-to-day management of the Company’s risks to determine if the Company's reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at any business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

The Board believes that the process it has established to administer the Board's risk oversight function is effective under its leadership structure as described above under "Board Leadership Structure."

Meetings

In 2020, each of our current directors attended 100 percent of the meetings of the Board and the committees on which he or she served. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive independent Chair of our Board.

Attendance of Directors at the 2020 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chair of the Board as promptly as possible. All of our directors attended our 2020 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of ASGN’s non-employee directors for the year ended December 31, 2020.

Name(1)	Fees Earned in Cash	Stock Awards(2)	Total
Brian J. Callaghan	$85,000	$149,997	$234,997
Mark A. Frantz(3)	85,000	149,997	234,997
Jonathan S. Holman	100,000	149,997	249,997
Mariel A. Joliet	87,679	149,997	237,676
Jeremy M. Jones	170,000	149,997	319,997
Marty R. Kittrell	100,000	149,997	249,997
Arshad Matin	95,000	149,997	244,997
Edwin A. Sheridan, IV	90,000	149,997	239,997

(1)	Directors who are also employees of ASGN receive no additional compensation for their service as a director. Accordingly, Mr. Hanson, our president and chief executive officer, did not receive any compensation for his service as a director. Compensation paid to Mr. Hanson in connection with his employment is disclosed in the "Summary Compensation Table" set forth on p. 36.
(2)	Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10‑K filed on March 1, 2021. The amounts were calculated based on the grant date fair value per share of $71.19, which was the closing sale price of our common stock on the date of grant, January 2, 2020. As of December 31, 2020, Messrs. Callaghan, Frantz, Holman, Jones, Kittrell, Matin and Sheridan and Ms. Joliet each held 1,053 unvested shares. No options were outstanding for any director at December 31, 2020.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2019, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant to help determine compensation for the Board of Directors. The Board approved the compensation plan proposed by Semler Brossy and recommended by the Compensation Committee for the Board effective June 2019, which compensation plan remained the same throughout 2020. In connection with its review in 2019, Semler Brossy provided market data based on the executive compensation peer group for 2019, noting that the Company's Board compensation was below market, and proposed increases in compensation to bring the directors' total compensation between the peer median and 75th percentile, knowing that it would be maintained at that rate for the next couple of years or more. The Compensation Committee retained its prior practice to provide a substantial portion of a director’s annual retainer in the form of equity compensation.

In 2020, the annual cash retainer fee for non-employee directors was $75,000, paid pro rata on a quarterly basis, and committee member received an annual retainer fee for his or her committee services. Audit committee members receive an additional $10,000 annually for their services, paid pro rata on a quarterly basis, and the other committee members receive an additional $5,000 annually per committee, paid pro rata on a quarterly basis. The Board and committee chairs receive additional fees for their services as set forth below:

Outside Director	Additional Annual Cash Retainer
Chair of the Board	$80,000
Audit Committee Chair	15,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Strategy and Technology Committee Chair	10,000

On January 2, 2020, the non-employee directors received their annual restricted stock unit ("RSU") grant with a grant-date value of approximately $150,000, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date.

In addition, we reimburse all directors for their reasonable expenses incurred in attending Board and committee meetings, and up to $2,500 per director for director education and training.

VADM Dyer was an adviser to the Board and a member of the Strategy and Technology Committee in 2020. He received the same annual cash retainers and equity award as members of the Board. Cash fees paid to VADM Dyer in 2020 totaled $80,000, and he received an RSU award with a grant date fair value of $149,997 on January 2, 2020.

Environmental Social and Governance (ESG) Issues

We are a company that strives to positively impact the world around us, both through the work that we do for our clients and our broader actions to support our local, national and global community. In March 2020, we published our first annual ESG report which documented policies, programs and actions that already existed in our Company as a whole and in our divisions in 2019. In March 2021, we published our 2020 ESG report expanding on our existing policies, programs and actions, and reviewed five key focus areas which increased in importance given the disruptions of 2020. Our ESG efforts are overseen by our Board's Nominating and Corporate Governance Committee. The table below discusses meaningful steps we took to execute against our goals:

FOCUS AREA	GOALS	2020 ACTIONS
Our Workforce	Diversity and Inclusion	In 2020, each of our brands stepped up their virtual employee well-being offerings. ASGN is committed to building on this progress by offering Company-wide wellness programming in 2021. In the spring of 2020, ASGN established a "Supporting School Success for Working Parents Program," which includes providing our employees with flexible work schedules to accommodate their new challenges of working from home while helping their children with online schooling. In 2020, ASGN and our brands provided a total of 171,895 hours of training to our 7,031 internal employees, or over 24 hours per person of training through the course of the year. Furthermore, ASGN made the following additional "Our Workforce" commitments in 2020: (1) increase diversity among senior executives, including in race, ethnicity, gender identity, sexual orientation, age and physical abilities; (2) support the development of Employee Resource Groups ("ERGs") and DEI committee across all of our brands; and (3) by 2022, have three of our eleven Board members be women.
Employee / Contractor Well-being
Employee/ Contractor Engagement, Retention and Development
Data and Security	Information Privacy	ASGN is a National Cybersecurity Awareness Month ("NCSAM") Champion and provides interactive cybersecurity awareness content throughout the year, including lunch and learn training seminars, cybersecurity assessments and interactive mandatory and voluntary courses. In 2019, the Board created a Strategy and Technology Committee that meets regularly on cybersecurity, innovation and security roadmap planning efforts. We are committed to continual improvement of our remote technologies and all aspects of cyber safety through 2021 and beyond. Moreover, ASGN made the following "Data and Security" commitments to be achieved in 2021: (1) ISO 27001 Certification; (2) Level 3 Cybersecurity Maturity Model Certification; and (3) expansion of ASGN's Security Operations Center.
Data Security
Digital Transformation and Innovation
Responsible Business	Corporate Governance	In 2020, we added two COVID-19 virtual trainings to ensure the safety of all our employees, freelance employees and clients from COVID-19-related risks. The completion rate for all of our required trainings is over 95%. We also hosted mandatory company-wide trainings for our Board of Directors and 100% of our employees on unconscious bias, emotional intelligence and micro-aggression (unintentional discrimination against members of a marginalized group such as a racial or ethnic minority). ASGN made the following "Responsible Business" commitments to be achieved in 2021: (1) adopt a zero tolerance anti-corruption policy; (2) adopt a human rights policy; and (3) integrate business ethics and integrity questions into our anonymous employee engagement surveys.
Ethics and Integrity
Human Rights

Social Responsibility	Community Investment	In 2020, despite the challenges of COVID-19, up to 85% of our employees participated in community fundraising, and together logged 5,610 hours of volunteer time. Overall financial contributions were $435,096 in 2020, representing a 22 percent increase from 2017. ASGN made the following "Social Responsibility" commitments to be achieved in 2021: (1) establish a Company-wide Corporate Social Responsibility (CSR) Committee to unite best practices across all brands; (2) implement a materiality assessment to clarify the priorities of our clients and stakeholders; and (3) become a member of the United Nations Global Compact and align with and support the UN's Sustainable Development Goals.
Socioeconomic Impact

Environmental Responsibility	Environmental Management	ASGN is committed to supporting the "circular economy" where resources are recovered and regenerated into new products, by reducing our waste footprint and becoming a leader in sustainable office practices. In addition, in 2020 we reported on our Scope 3 greenhouse gas (GHG) emissions for the first time. Due to the significant decline in business travel, our total Scope 3 business travel-related GHGs in 2020 dropped by 96 percent in comparison to 2019. ASGN made the following "Environmental Responsibility" commitments in 2020: (1) comprehensively track and disclose our office building (Scope 1 and 2) and travel-related (Scope 3) GHGs by 2021 to establish a baseline and develop a plan to reduce our carbon footprint; (2) establish a Supplier Code of Conduct Policy with environmental and DEI measures; and (3) commence the International Organization for Standardization (ISO) 14001 certification process.

Our Workforce. As discussed above, diversity and inclusion was one of our focus areas for 2020. For the first time, we published EEO-1 data which is included in our ESG report located on our website at asgn.com/sustainability. The report notes that 43 percent of our internal employees self-identify as women, and 39 percent self-identify as non-white, a 42 percent increase in the ethnic diversity of our employees from 2017, when the self-identification of our workforce was 27 percent non-white.

Director and Executive Officer Stock Ownership Guidelines

In 2016, the Board adopted Stock Ownership Guidelines for directors, named executive officers and other designated officers. The guidelines require that certain stock ownership levels be met within five years from appointment or promotion to one of the designated positions. Each Board member must own shares of the Company with a fair market value of four times the director's annual cash retainer fee, which was $75,000 during 2020 for a total ownership requirement of shares with a fair market value of $300,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our President and Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary. Our Executive Vice Presidents and Division Presidents are required to own a number of shares with a fair market value of three times their annual base salary, and the requirement for designated Senior Vice Presidents, including the Company's Chief Legal Officer, is two times annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. Shares that would be issuable upon the vesting of any outstanding RSUs are considered beneficially owned for purposes of the policy. A hardship provision provides a process by which the Compensation Committee can grant an exemption in its sole discretion for exigent circumstances. As of March 1, 2021, all of our directors and named executive officers beneficially owned shares in excess of their stock ownership requirements.

Director and Executive Officer Hedging and Pledging Transactions Policy

In 2019, the Board adopted a Hedging and Pledging Transactions Policy that prohibits hedging and pledging of the Company's stock for the Company's directors and executive officers. The policy prohibits participants from pledging the Company's stock as collateral directly or in a margin account, and prohibits participants from hedging the financial risk of ownership of the Company's stock. These limitations include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock. In cases of hardship, officers and directors subject to this policy may request approval for an exemption from the Nominating and Corporate Governance Committee of the Board.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about ASGN with either the Chair of the Board or the directors as a group by writing to the attention of either the Chair of the Board or the directors at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301. Any and all such communication will be forwarded by the Secretary of the Company to the Chair of the Board, or all of the directors, as applicable.

Ethics

ASGN has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of ASGN. More importantly, the code reflects our policy for dealing with all persons, including our customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of our Code of Business Conduct and Ethics can be found on the Investor Relations-Governance-Governance Documents page of our website at www.asgn.com. In addition, ASGN adopted a Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, which applies to our directors, Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During 2020, the Compensation Committee of the Board was composed of Messrs. Holman, Jones and Matin. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of ASGN or its subsidiaries, and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of ASGN’s common stock as of March 31, 2021.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon the vesting of an RSU) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2021, there were 53,159,252 shares of ASGN common stock outstanding.

The following tables set forth the beneficial ownership of ASGN’s common stock as of March 31, 2021 for the following persons:

• all stockholders known by us to beneficially own more than five percent of our common stock;
• each of our directors;
• each of our named executive officers, as identified; and
• all of our directors and executive officers as a group.

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of ASGN

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Common Stock(4)

BlackRock, Inc.	6,331,826(1)	11.9%
55 East 52nd Street
New York, NY 10055

FMR LLC	5,313,949(2)	10.0%
245 Summer Street
Boston, MA 02210

The Vanguard Group	4,691,096(3)	8.8%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Based on information contained in a Schedule 13G/A filed with the SEC on January 27, 2021 by BlackRock, Inc. on behalf of various subsidiaries, BlackRock, Inc. directly or indirectly has sole voting power of 6,186,439 shares of our common stock, and sole dispositive power of 6,331,826 shares. The subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2021 by FMR LLC (“FMR”) on its own behalf and on behalf of several affiliated entities, FMR has sole voting power of 882,360 shares of the Company’s common stock, and sole dispositive power of 5,313,949 shares. FMR lists the following subsidiaries, affiliates, other companies and persons on whose behalf the filing was made who may also beneficially own, or be deemed to beneficially own, shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Abigail P. Johnson and members of the Johnson family.
(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”) on its own behalf and on behalf of several subsidiaries, Vanguard has shared voting power of 106,954 shares of the Company’s common stock, sole dispositive power over 4,541,640 shares, and shared dispositive power over 149,456 shares. The subsidiaries listed in the filing as beneficially owning the shares set forth above include: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia, Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited.
(4)	For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 53,159,252 shares of the Company’s common stock outstanding as of March 31, 2021. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2021.

Ownership of Directors and Management of ASGN

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(4)	Percent of Common Stock(5)
Brian J. Callaghan(1)	318,480	*
Joseph W. Dyer	4,898	*
Mark A. Frantz	6,154	*
Jonathan S. Holman	10,103	*
Mariel A. Joliet	10,151	*
Jeremy M. Jones(2)	46,057	*
Marty R. Kittrell	5,289	*
Carol Lindstrom	508	*
Arshad Matin	10,418	*
Edwin A. Sheridan, IV(3)	801,078	1.5%
Theodore S. Hanson	254,431	*
Edward L. Pierce	95,501	*
Randolph C. Blazer	57,267	*
George H. Wilson	50,165	*
Jennifer H. Painter	26,208	*
All directors and executive officers as a group (15 persons)	1,696,744	3.2%

*	Represents less than one percent of the shares outstanding.
(1)	All but 1,053 of the ASGN shares beneficially owned by Mr. Callaghan are held in a trust in which he and his wife are both trustees.
(2)	All but 2,704 of the ASGN shares beneficially owned by Mr. Jones are held in his family trust, in which he and his wife are both trustees.
(3)	Mr. Sheridan holds 40,644 of the ASGN shares he beneficially owns in a revocable trust, 758,430 shares are held in a limited liability company for which he is the sole beneficiary and has the sole right to vote and invest the shares, and the remainder are held in his name directly.
(4)	All amounts shown include shares available upon vesting of RSUs that will vest within 60 days of March 31, 2021. The number of shares beneficially owned by Mr. Wilson includes 2,801 shares that will be issued to him upon vesting of RSUs in the next 60 days.
(5)	For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 53,159,252 shares of the Company’s common stock outstanding as of March 31, 2021, plus the number of shares of common stock that are issuable upon the vesting of RSUs within 60 days of March 31, 2021 held by such individual (but not giving effect to the shares of common stock that are issuable upon the vesting of RSUs held by others).

The following individuals are executive officers of ASGN:

Name	Age	Title	Years Experience in Industry	Years with ASGN
Theodore S. Hanson*	53	President and Chief Executive Officer, ASGN	over 20 years in industry	22 years with ASGN and Apex Systems
Edward L. Pierce*	64	EVP, Chief Financial Officer	19 years CFO experience	9 years
Randolph C. Blazer*	70	President, Apex Systems	over 40 years in industry	14 years with Apex Systems
George H. Wilson*	63	President, ECS	over 30 years in industry	10 years with ECS
Jennifer H. Painter*	51	SVP, Chief Legal Officer and Secretary	15 years GC experience	8 years
James L. Brill	70	SVP, Chief Administrative Officer and Treasurer	over 35 years as finance executive	14 years
* These individuals are our named executive officers as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

The biography of our President and Chief Executive Officer is included in the section above entitled "Directors with Terms Ending in 2022" on p. 7.

Edward L. Pierce joined ASGN in September 2012 as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Pierce served on the Board of Directors for the Company from December 2007 to August 2012. From March 2011 through August 2012, Mr. Pierce was an executive in residence at Flexpoint Ford, a private equity firm. From October 2006 to March 2011, Mr. Pierce served as executive vice president and chief financial officer, and later as president of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. From May 2001 through February 2006, Mr. Pierce served as the executive vice president, chief financial officer and as a director of BindView Corporation. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including executive vice president and chief financial officer of Metamor Worldwide, Inc. Mr. Pierce received his bachelor of science degree in accounting from Harding University and began his career with Arthur Andersen & Co. in Houston, Texas.

Randolph C. Blazer joined ASGN as President of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer, a role he held from February 2007. Formerly, Mr. Blazer served as president of the public sector for SAP America. From 2000 through 2004, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2000, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the fourth-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. Since September 2012, Mr. Blazer has been a board member of AtSite, Inc., a private company that provides building solutions for facilities and real estate teams. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

George H. Wilson joined ASGN in April 2018 with the acquisition of ECS, of which he is the President. Under his leadership, ECS grew from a small, services-oriented business into a company with more than 3,000 employees providing cloud services, cybersecurity, and IT modernization and advanced engineering solutions. Mr. Wilson joined ECS in 2011 as chief strategy officer and was promoted to president and chief executive officer in February 2014. Prior to joining ECS, he was instrumental in growing Stanley Inc. from a small, private business with 20 employees and $2 million in revenue to a public company of nearly 6,000 employees and more than $900 million in annual revenue. While at Stanley, Mr. Wilson organized and led executive teams responsible for customer relations, corporate development, business growth, strategic investments and company strategy. He is a board member of Professional Services Council, Brain Injury Services, and the Northern Virginia Community Foundation. Mr. Wilson received the 2018 Wash100 award, recognizing his impact in the Government Contracting sector. Mr. Wilson holds a bachelor of science degree in electrical engineering from the U.S. Naval Academy and a master of business administration degree from George Washington University.

Jennifer Hankes Painter joined ASGN in June 2013 and is the Senior Vice President, Chief Legal Officer and Secretary focusing on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined ASGN after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a leading national homebuilder traded on the NYSE. From 2001 through 2004, Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of

Engineers prior to her legal career. She received a bachelor of science degree in civil engineering from the U.S. Military Academy and a juris doctor degree from Loyola Law School of Los Angeles.

James L. Brill joined ASGN as Senior Vice President, Finance and Chief Financial Officer in January 2007, and has been instrumental in the growth of ASGN. In his current role as Chief Administrative Officer and Treasurer which he took on in 2012, Mr. Brill oversees human resources, risk management, banking and cash management along with assisting in investor relations. Prior to ASGN, Mr. Brill was vice president, finance and chief financial officer of Diagnostic Products Corporation, a medical diagnostic products and solutions company that was later acquired for $1.9 billion by Siemens in July 2006. Mr. Brill was also the chief financial officer of Jafra Cosmetics International; vice president of finance and administration, and chief financial officer of Vertel Corporation, a provider of telecommunication systems management software and services; and senior vice president, finance and chief financial officer of Merisel, Inc., a worldwide distributor of computer hardware and software. Mr. Brill served on the board of directors of Onvia Inc., a provider of business to government commerce intelligence for companies desiring to grow their public sector business and for government agencies desiring to improve their procurement efficiencies from 2004 until its sale in December 2017, and was the chairman of their audit committee. Mr. Brill holds a bachelor of science degree from the U.S. Naval Academy and a masters of business administration degree from the UCLA Anderson School of Management.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Chair Letter

Dear Stockholder,

2020 was a year of once-in-a-lifetime challenges. Forecasting for the business was highly difficult once the pandemic hit, and thus for the Compensation Committee when setting targets for both short- and long-term compensation plans. Our entire focus as a committee was to do what we felt was best for ASGN and its stockholders in a time of unprecedented uncertainty. Fortunately, our management team took decisive steps to solidify our market position, and the result was a very successful year considering the impact of the pandemic on the world in which we operate.

In addition, we lost an advisory say-on-pay vote in 2019. We reached out and spoke with stockholders holding the majority of our shares regarding our compensation structure, and conducted a bottoms-up look at all our compensation plans, resulting in significant changes that are described in this document. Many of the changes were effective in 2019, which resulted in a highly favorable say-on-pay vote with approximately 95 percent approval at the 2020 annual meeting of stockholders. Additional changes took place in 2020, though we could not fully implement our revised compensation plan until 2021 because of the forecasting complexity due to COVID-19. Therefore, we implemented a hybrid version of our new plan in 2020 and have implemented the full version for 2021 compensation. Though we do not usually talk about the current year compensation plan in our proxy statements, we have included mention of some of our 2021 structure in this document so that you can see where we are headed.

To summarize, given the challenge of setting multi-year financial goals in light of COVID-19, in 2020 we granted our executives performance-based RSUs based on a three-year relative total shareholder return (rTSR) calculation. For the short-term (one year) cash incentive bonus program, we created a scorecard design that incorporated both financial metrics as well as objectives centered around managing through the pandemic and the experience of our broader investor and employee stakeholders. In 2021, we are implementing the original three-year plan design for performance-based RSUs based on multi-year financial goals with rTSR as a modifier, and likewise are going back to the original plan design for the short-term cash incentive bonus, tied to financial performance and MBOs (management by objective). We believe that these programs will provide our executive leaders with line-of-sight objectives despite some continuing market uncertainty and volatility.

As a committee, we have simple objectives for the Compensation Discussion and Analysis section that follows: to be completely clear and transparent, and to show our unequivocal emphasis on tying pay to performance. We want to create long-term shareholder value, and feel the best way to do that is to reward our employees both appropriately and well in support of our ongoing growth strategy.

Jonathan S. Holman
(Compensation Committee Chair)

Executive Summary

Our executive compensation program is designed to attract and retain high-caliber executive officers, and to motivate and reward performance that is consistent with our corporate objectives and stockholder interests. Our policy is to provide a competitive total compensation package that shares our success with our named executive officers, as well as other employees, when our goals are met.

Company Performance

Despite significant COVID-driven disruptions in 2020, the combination of our differentiated business model and strong operational performance by our team preserved shareholder value and led to the seventh consecutive year that we achieved above-industry growth in the end markets we serve, as well as increase in our stock price:

ASGN’s Strategic Direction

Through our strategic goals of Execute, Scale, and Acquire, we drive strong financial performance through sustainable strategic actions that provide short-term benefits to our business and position us for long-term success.

Execute
* Expand IT service offerings to customers
* Deploy digital technologies to enhance connectivity, productivity and efficiency in a new hybrid work environment
* Emphasize environmental, social and governance efforts that drive long-term financial returns

Scale
* Grow base of large accounts that are stable revenue sources and quickly adopt new technologies
* Deepen penetration among existing customer base through value-added service offerings
* Utilize free cash flow in best interests of all stakeholders

Acquire
* Target acquisitions that bring new solution capabilities with industry experience and new customers
* Focus on companies with financial and cultural profiles similar to ASGN
* Ensure acquisitions are accretive to earnings while also supporting ASGN's unique delivery model

In addition to our successful drive to increase our consulting business, we are a leader in multiple areas of the U.S. staffing industry. According to the most recent report published in September 2020 by Staffing Industry Analysts ("SIA"), a globally-recognized staffing industry research company representing over $100 billion in annual contingent workforce spend and with over 1,000 member companies, ASGN is a top supplier of staffing services in the industries noted below, and we continue to build our prominence and gain market share.

Above-Market Growth has positioned ASGN as a Staffing Leader
ASGN in 2010		ASGN Today
#25	25th Largest U.S. Staffing Firm	ð	#8	8th Largest U.S. Staffing Firm

#30	30th Largest U.S. IT Staffing Firm	ð	#2	2nd Largest U.S. IT Staffing Firm

	N/A	ð	#2	2nd Largest Marketing/Creative Staffing Firm

#5	5th Largest U.S. Clinical/Life Sciences Staffing Firm	ð	#3	3rd Largest U.S. Clinical/Life Sciences Staffing Firm

#64	64th Largest U.S. Staffing Firm Overall	ð	#13	13th Largest U.S. Staffing Firm Overall

Our status as an industry leader is further evidenced by our robust financial performance, as our differentiated business offerings and impactful M&A strategy have allowed us to gain market share and drive meaningful performance. In each of the past three years, ASGN’s revenue growth has exceeded SIA projections for staffing revenue growth in our industries. The majority of this growth was organic, though the acquisition of ECS in 2018 had a significant impact, and other tuck-in acquisitions have had a de minimis, but positive, impact as well. We also have increased our offerings in the government services industry and consulting, with 25.8 percent growth in our government services business in 2020 versus industry growth of 5.5 percent as estimated by a market report from RBC Capital Markets on North American Aerospace, Defense and Government Services in January 2020, and 13.5 percent growth in our consulting business versus in 2020 consulting growth of approximately 4.5 percent in the markets which we serve as estimated by EY Parthenon, a third party consultant we had engaged.

(1)	SIA industry estimates reflect the weighted average growth rate of the sectors that ASGN supports, including IT, life sciences, creative/marketing and direct hire. The 2020 estimate reflects forecasted growth as of September 2020, and does not include our consulting or government services work which is not covered by SIA.

(1)	Each bar reflects total returns since 12/31/2017 through to 12/31 of the applicable year.

Summary of Say-on-Pay and Responsiveness

Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our stockholders to foster a constructive dialog on our programs as well as the decision-making process behind them.
Following our 2019 vote, our Compensation Chair personally engaged with 27 stockholders representing over 52 percent of our outstanding stock. Based on this engagement and the valuable constructive feedback received, our Compensation Committee engaged with our independent compensation consultant and conducted a ground-up assessment of our compensation programs. Following this process, we made a number of enhancements to our programs, including:
a.	Our new Chief Executive Officer was positioned around the 25th percentile of peers for his first year in the role;
b.	We expanded disclosure around our goal-setting process and performance achievements;
c.	We differentiated performance metrics in our cash and long-term incentive plans; and
d.	We incorporated several ‘best practice’ provisions including: a robust claw back, double-trigger change-in-control policies, and an expanded policy prohibiting hedging and pledging of our stock.

We were pleased that stockholders responded positively to these changes, with 94.9% of the votes cast at our 2020 annual meeting supporting our Say-on-Pay proposal. We continue to proactively reach out to our stockholders to solicit feedback on our programs and foster a constructive dialog. In 2020, the Chair of our Compensation Committee reached out to our largest 25 stockholders plus a few others, reflecting approximately half of our outstanding stock.

Compensation Philosophy
Program Overview
Our executive compensation program is tied to our near-and long-term business strategy and keeps our named executive officers focused on sustaining industry-leading financial and share-price performance.

Element	Purpose
Base Salary ✓ Attract and retain ✓ Stable value delivery	• Fixed compensation, payable in cash • Provides executives with security and continuity in compensation • Key component of attracting and retaining qualified executives
Cash Incentives ✓ Pay for short-term performance ✓ Align with strategy	• Variable, cash-based compensation rewards executives for performance against key financial, operating and strategic goals • Performance-based, with payouts only received for strong performance
Equity ✓ Pay for sustained, long-term performance ✓ Align executives and stockholders ✓ Long-term retention
• Emphasizes long-term operational performance and stockholder value growth
• Ties opportunities for wealth creation and stock ownership directly to the long-term success of ASGN
• Promotes retention of executives
• Aligns executives with the interests of our stockholders
• Encourages maximization of shareholder value

Compensation Policies and Practices
Our pay-for-performance philosophy and executive compensation governance provide a framework for executives to achieve ASGN’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

WHAT WE DO	WHAT WE DON'T DO
✓ Emphasis on pay-for-performance

✓ Challenging performance goals for incentive programs, requiring above-market performance to be earned at target levels, and significantly higher performance for stretch goals above target

✓ Extensive stockholder outreach; held discussions with stockholders holding 52 percent of our shares in 2019, and requested engagement with as many in 2020 as well

✓ Compensation program designed to mitigate undue risk-taking

✓ Double-trigger required for change in control severance provisions

✓ Rigorous stock ownership guidelines for executives and directors

✓ Claw back policy in place for executive performance compensation

✓ We engage an independent compensation consultant

x No gross-ups related to executive compensation, excise taxes or otherwise

x Directors and executives are prohibited from hedging and pledging the Company’s stock

x No excessive perquisites

x No repricing of stock option awards

2020 Compensation Program
The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests. A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her own individual level of performance so that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based cash incentive program and an equity incentive program which includes equity for which vesting is subject to performance of the Company's stock versus our industry over a three-year period. The Compensation Committee uses equity awards to align the remuneration potential for the executive officers with stockholder interests.

The following tables illustrate that a significant portion of our named executive officers' 2020 target compensation was at-risk.

ASGN's Executive Pay Design Supports the Company’s Corporate Strategy

Named Executive Officers' Total Target Compensation for 2020
Each year, the Compensation Committee assesses the competitive positioning of our named executive officers relative to our peers and, if appropriate in consideration of each executive’s context, role and performance, adjusts their target compensation for the following year. The table below reflects the Compensation Committee’s compensation decisions for named executive officer target compensation in 2020, based on the Committee’s assessment of the Company’s and each executive’s performance in 2019. The equity incentive values shown below reflect the target value of the awards, without inclusion of a Monte Carlo modification for accounting purposes.

Executive	Salary	Target Short-Term Cash Incentive Bonus	Time-Based RSUs	Relative TSR Performance-Based RSUs	Total
Theodore S. Hanson(1)	$930,000	$1,116,000	$1,440,000	$2,160,000	$5,646,000
Edward L. Pierce	630,000	504,000	550,000	550,000	2,234,000
Randolph C. Blazer	840,000	840,000	875,000	875,000	3,430,000
George H. Wilson	530,000	530,000	600,000	600,000	2,260,000
Jennifer H. Painter	430,000	322,500	325,000	325,000	1,402,500

When assessing target pay levels for 2020, the Committee made additional changes to each executive’s pay structure in concert with changes to the bonus program and the shift to three-year performance periods for our performance-based RSUs. Note that the equity amounts listed in the table above that were delivered as performance-based RSUs will not match the amounts in the Stock Award column in the Summary Compensation Table below because the grant date of performance-based RSUs occurs when the performance targets are set. Since targets under our prior performance-based RSUs awards were established annually, awards listed in the Summary Compensation Table include portions of prior year equity awards, as described in more detail in "Equity Incentive Compensation" below. Further, the accounting treatment of relative TSR awards takes into account a Monte Carlo valuation which deviates slightly from the target award value.
Salary
Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our named executive officer’s compensation and do not vary with the Company's performance. Each named executive officer’s base salary is set by considering market data as well as the performance of such officer.

Name	2019 Annual Salary	2020 Annual Salary	Increase
Theodore S. Hanson	$850,000	$930,000	9%
Edward L. Pierce	601,885	630,000	5%
Randolph C. Blazer	813,781	840,000	3%
George H. Wilson	480,000	530,000	10%
Jennifer H. Painter	408,807	430,000	5%

Salary increases were approved in February 2020, prior to our nation's shutdown due to the COVD-19 pandemic. The larger salary increase for Mr. Hanson relates to his increased experience as a chief executive officer, and is in alignment with the Compensation Committee's philosophy to move his pay to the peer median over time with continued positive performance. The salary adjustment for Mr. Wilson reflects increased experience with ASGN as well as the strong success and performance of the ECS segment under his leadership.

Annual Cash Incentive Bonus
Named executive officers are eligible for annual cash incentive bonuses, subject to the achievement of rigorous performance goals tied to the Company’s profitability and growth objectives at the corporate and/or divisional levels as well as key strategic objectives for the Company and each executive. Targets are generally set by the Compensation Committee and are informed by both the Company’s strategic plans and the projected growth of the broader market.

ASGN’s cash incentive bonus program had historically featured a two-tiered payout structure. In response to stockholder feedback and to better align the program with our business, we intended to modify our approach to a linearly-interpolated leverage curve anchored on performance relative to our annual budget and market growth. However, prior to finalizing the approach in March 2020, the onset of COVID created material uncertainty for goal-setting and shifted our focus for 2020 to managing the impact of COVID and positioning ourselves for success through the pandemic. In response, the Committee implemented a scorecard bonus program for 2020 to better measure and incentivize executive performance on several key financial and strategic priorities. In addition, each of our named executive officers had a portion of his or her bonus tied to individual goals (including MBOs and/or segment performance goals). For 2021, the Committee replaced the scorecard element of the bonus with the updated goal-setting approach developed prior to COVID, which requires significant outperformance of goals in order to achieve maximum performance, thereby making maximum achievement very difficult. This updated goal-setting approach was implemented in part in response to stockholder input received during the Chair of the Compensation Committee's outreach efforts.

Corporate Scorecard

The Committee developed the Company’s 2020 scorecard soon after the onset of the COVID-19 pandemic based on the best available information at the time, which indicated potentially significant erosion in our core business and limited clarity around the duration and impact of the pandemic or the shutdowns. Some of our divisions had seen dramatic decreases in revenue due to less demand for staffing, consulting and permanent placements due to the uncertainty of the duration or extent of shutdowns. In this context, scorecard goals were developed to continue to promote the importance of revenue and profitability, but also increased the importance of balance sheet strength, market share and individual business unit performance. Further, it was critical that the plan outcome explicitly consider the experience of our stockholders and employees.

To maximize executive flexibility in responding to the COVID pandemic, no specific weighting was assigned to these goals, and the Committee only contemplated concrete performance levels for target and below-target payout levels. No explicit above-target payout goals were set, with the Committee to determine on a case-by-case basis if such achievement could be warranted if the Company significantly outperformed the “Target” achievement level outlined below.

Goal	Elements Measured	No Payout	Target Achievement	Target or Higher (100 to 200% of Target)
Operational Performance	Revenue Adjusted EBITDA	Substantial Revenue and Adjusted EBITDA decreases	Single-digit to double-digit percent decreases in Revenue and Adjusted EBITDA	Flat-to-positive Revenue and Adjusted EBITDA growth
Balance Sheet and Financial Health	Margin achievement Balance sheet strength	Material margin erosion Significant weakening of balance sheet	Moderate reductions in margin and/or balance sheet strength; effective/ proactive management of both	Minimal margin reduction Balance sheet maintained
Overall Performance vs. Market	Financial performance of ASGN vs. peers and SIA market estimates	Performance below peers and SIA estimates	Financial performance near key peers and SIA estimates	Performance exceeds peers and SIA estimates
Unit Performance vs. Market	Financial performance of business units vs. peers and SIA market estimate	Performance below peers and SIA estimates	Mixed results by business relative to peers and SIA estimates	Performance exceeds peers and SIA estimates
Stockholder Experience	Absolute TSR	Material TSR decrease in 2020	Flat/down TSR	Flat-to-positive TSR in 2020
Employee Experience	Employee impact of COVID	Significant negative employee impact	Material employee impact worse than peers	Employee experience aligned with/ exceeding outcomes for peers

The Committee determined the corporate scorecard portion of the bonus was earned at 130 percent based on the following:

Goal	Elements Measured	2020 Achievement	Committee Performance Assessment
Operational Performance	Revenue Adjusted EBITDA	95%	Revenue increased one percent and Adjusted EBITDA decreased two percent from prior year
Balance Sheet Strength	Margin achievement Balance sheet strength	150%	Strong expense management led to 11 percent Adjusted EBITDA margins and higher free cash flow led to a better balance sheet position than the prior year
Overall Performance vs. Market	Financial performance of ASGN vs. peers and SIA market estimates	125%	ASGN outperformed its public staffing peers in total, SIA estimates and commercial and government consulting sectors
Unit Performance vs. Market	Financial performance of business units vs. peers and SIA market estimates	125%	ASGN's Apex and ECS segments outperformed their peer group, while our other divisions performed in line with their peer groups
Stockholder Experience	Absolute TSR	200%	TSR increased 17.3 percent for the year
Employee Experience	Employee impact of COVID	100%	Overall impact better than or aligned with peers

For purposes of the above, Adjusted EBITDA is used for performance targets and is different from the similar metric we provide in our earnings releases. For a reconciliation of Performance Target Adjusted EBITDA to net income, see Annex A.

Segment Performance Goals:

Our segment leaders, Rand Blazer and George Wilson, had additional bonus elements measuring segment performance (Apex for Mr. Blazer, and ECS for Mr. Wilson).

For Mr. Blazer, Apex segment performance was measured using a scorecard substantially similar to the one used to measure corporate performance, based on operational achievements, segment balance sheet and margin, and employee experience.

Mr. Blazer’s Segment goals were deemed achieved overall at 140 percent, based on the following key achievements:

•The stockholder and employee experiences were the same as for the Corporate Scorecard;
•Operational performance - achieved at 95 percent due to the Apex segment's revenues and Adjusted EBITDA decreasing four and nine percent, respectively;
•Balance sheet and financial health - achieved at 150 percent due to the slight improvement of Apex segment gross margins and Adjusted EBITDA margins over the prior year;
•Consolidated outcomes versus market - achieved at 150 percent due to the segment's staffing and consulting revenues and Adjusted EBITDA ahead of SIA estimates and peers; and
•Business unit outcomes versus market - achieved at 150 percent due to the strong results across the segment in all regards.

For Mr. Wilson, the Committee determined that setting concrete financial goals remained feasible as the ECS segment was less directly impacted by COVID at the outset of the pandemic. As such, Mr. Wilson’s performance was measured based on the following schedule:

Payout	Revenue Growth (30% weighting)	Adjusted EBITDA Growth (70% weighting)
200%	6.1%	6.2%
150%	4.4%	4.4%
100%	2.6%	2.6%
25%	0%	0%
0%	<0%	<0%
Achievement	27%	13%
Payout	$206,700	$482,300

Individual MBOs

Executives were also measured on their individual performance relative to the key MBOs outlined below, and the Compensation Committee certified achievement of the targets at 100 percent with no overachievement:

Executive	MBO
Theodore S. Hanson	a.Management through COVID-19 b.Evolve corporate strategy c.Succession management d.Support Board development/ diversity e.Progress on key company ESG goals
Edward L. Pierce	a.Management through COVID-19 b.Reposition FP&A team c.Strengthen investor materials
Randolph C. Blazer	a.Management through COVID-19 b.Succession planning c.Intersys integration
George H. Wilson	a.Management through COVID-19 b.ECS performance (based on goals outlined below) c.Succession planning
Jennifer H. Painter	a.Management through COVID-19 b.Legal budget management

Based on the performance achievement outlined above, executives received the following payouts for 2020:

Executive	Corporate Scorecard Weighting	MBOs Weighting	Segment Goals	Corporate Scorecard Payout	MBO Payout	Segment Goal Payout	Total Payout
Theodore S. Hanson	75%	25%	—	$1,088,100	$279,000	$—	$1,367,100
Edward L. Pierce	70%	30%	—	458,640	151,200	—	609,840
Randolph C. Blazer	15%	20%	65%	163,410	167,600	762,580	1,093,590
George H. Wilson	15%	20%	65%	103,350	106,000	689,000	898,350
Jennifer H. Painter	70%	30%	—	293,475	96,750	—	390,225

For 2021, the Committee determined it was appropriate to reinstate a quantitative bonus structure in line with its original intentions for 2020 prior to COVID. This included replacing the corporate scorecard element with a quantitatively measured financial performance component that requires Adjusted EBITDA growth in excess of typical market growth (as measured by SIA) and maintaining the MBO portion introduced in 2020.

Equity Incentive Compensation
The Compensation Committee annually approves grants of RSUs to ASGN’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term rewards of the annual cash incentive bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders, and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, ASGN believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.
To further strengthen the performance alignment of our long-term incentive program and respond to feedback from our stockholders, the Company had designed and intended to implement in 2020 a performance-based RSU with three-year financial goals and a relative TSR modifier. As the onset of the COVID pandemic preceded the granting of these awards and challenged long-term financial goal setting, the Committee determined to grant performance-based RSUs based entirely on relative TSR for the Company's 2020 grants. Consistent with its original intention for 2020, the Committee granted performance-based RSUs in 2021 with three-year financial targets and a relative TSR modifier.
2020 Awards
In 2020, ASGN’s executives received two types of annual equity grants: (i) annual RSU awards based on time, and (ii) performance-based RSUs with a three-year target. The Committee determined to grant 2020 performance-based RSUs to each executive on April 8, 2020, based 100% on three-year TSR performance relative to a set of industry comparators. This approach was taken in part to respond to investor feedback around incorporating relative performance measurement into our plans, but also to focus executives on multi-year performance, strengthen stockholder alignment and balance the uncertainty and difficulty of setting long-term financial goals at the outset of the COVID pandemic. These awards were sized in consideration of each executive’s role and responsibility and intended to create alignment and retention incentives to drive long-term performance and further tie executives to stockholder outcomes.
The 2020 time-based and performance-based RSUs awarded to our named executive officers are listed below. The equity amounts listed in the table that were delivered as performance-based RSUs will not match the amounts in the Stock Award column in the Summary Compensation Table or the Grants of Plan-Based Awards table. Because the grant date of performance-based RSUs occurs when the performance targets are set, the grant date fair value is different between the time-based and performance-based RSUs. Further, since targets under our pre-2020 performance-based RSUs awards are established annually, awards listed in the Summary Compensation Table and Grants of Plan-Based Awards table include portions of prior year equity awards, as described in more detail below. In addition, the accounting treatment of relative TSR awards takes into account a Monte Carlo valuation which deviates slightly from the target award value.

Executive	Time-Based RSU Awards (# of RSUs)	Performance-Based RSU Awards (# of RSUs at 100% achievement)	Aggregate Target Award Value
Theodore S. Hanson	20,227	58,205	$3,600,000
Edward L. Pierce	7,725	14,820	1,100,000
Randolph C. Blazer	12,291	23,578	1,750,000
George H. Wilson	8,428	16,168	1,200,000
Jennifer H. Painter	4,565	8,757	650,000

Time-Based RSUs
Our Compensation Committee wanted to provide stability and retention to our executives, so awarded a portion of their RSUs based on their continued service to the Company through the vesting period. On January 4, 2020, our Chief Executive Officer received 40 percent of the value of his annual equity grant in time-based RSUs, and the other named executive officers received 50 percent of the value of their equity grant in time-based RSUs. These awards vest in three equal, annual installments on January 2 of 2021, 2022 and 2023, subject to the executives' continued service to the Company.

Performance-Based RSUs
The remainder of each executive's 2020 grants was delivered as performance-based RSUs based on relative TSR, creating differentiation between short- and long-term performance measures. The time-vesting requirement for these RSUs will be met on January 2, 2023, and to the extent earned, shares will be paid out following certification of performance on April 8, 2023. The grants also allow for pro rata vesting in the case of a termination of an executive by the Company at its convenience without cause.
Payout Schedule. TSR performance is measured relative to the comparator group outlined below.

3-yr TSR CAGR	Payout Schedule
Above Median	Payout increases at a 5:1 ratio up to a maximum 200 percent payout (e.g., if ASGN’s three-year TSR CAGR is one percent above median, executives receive a 105 percent payout)
At Median	100 percent payout
Below Median	Payout decreases at a 5:1 ratio until zero percent

TSR Comparator Group: The following companies constitute the TSR comparator group for 2020 performance-based RSU awards, and were objectively selected using the following criteria:

•IT Consulting and Other Services; Research and Consulting Services; and Human Resource and Employment Services
•Publicly-traded, U.S.-based company
•Russell 3000 constituent
•>$500MM in revenue

◦Amdocs Limited	◦Kelly Services, Inc.
◦Barrett Business Services, Inc.	◦Kforce Inc.
◦Booz Allen Hamilton Holding Corporation	◦Korn Ferry
◦CACI International Inc.	◦Leidos Holdings, Inc.
◦CBIZ, inc.	◦ManpowerGroup inc.
◦Cognizant Technology Solutions Corporation	◦ManTech International Inc.
◦CoStar Group	◦Mistras Group, Inc.
◦DXC Technology Company	◦Nielsen Holdings PLC
◦EPAM Systems, Inc.	◦Perficient, Inc.
◦Equifax Inc.	◦Perspecta Labs, Inc.
◦FTI Consulting, Inc.	◦Resources Connection, Inc.
◦Gartner, Inc.	◦Robert Half International Inc.
◦GP Strategies Corporation	◦Science Applications International Corporation
◦Heidrick & Struggles International, Inc.	◦TransUnion
◦Huron Consulting Group Inc.	◦TriNet Group, Inc.
◦ICF International, Inc.	◦TrueBlue, Inc.
◦InnerWorkings, Inc.	◦Unisys Corporation
◦Insperity, Inc.	◦Verisk Analytics, Inc.
◦International Business Machines Corporation	◦Virtusa Corporation
◦KBR, Inc.

Goals for Legacy Performance-Based RSU Awards
All of our named executive officers received a portion of their 2018 and 2019 equity awards as performance-based equity awards, which vest in three equal, annual installments (tranches), with each tranche tied to the attainment of performance targets established by the Committee at the beginning of each successive year. In 2020, the Committee set goals for the last tranche of the 2018 award and the second tranche of the 2019 award:

2020 goals for our named executive officers were set as follows:

Executive	Maximum Number of Shares to be Earned(1)	Payout Opportunity as a Percent of the Maximum Opportunity (based on 2020 Adjusted EBITDA)
		Threshold Requirement - Adjusted EBITDA(2): $424.7 million	Maximum Opportunity - Adjusted EBITDA: $471.9 million
Theodore S. Hanson	16,869	50%	100%
Edward L. Pierce	4,120	50%	100%
Randolph C. Blazer	6,401	50%	100%
George H. Wilson	3,773	50%	100%
Jennifer H. Painter	1,837	50%	100%

(1)	Reflects performance-based RSUs with vesting tied to 2020 performance (i.e., the third tranche of the 2018 award, and the second tranche of the 2019 award).
(2)	A calculation of Adjusted EBITDA and its reconciliation to net income is available in Annex A.

As the Company achieved consolidated Adjusted EBITDA of $438,570,070 in 2020, each named executive officer earned 64.68 percent of the RSUs subject to 2020 performance.

According to the terms of the legacy performance-based RSU grants, if the performance goal was not attained in full, any annual portion of these RSUs that were not earned would roll forward for one year to become part of the 2021 performance-target grants scheduled to vest in January 2022 contingent upon attainment of the applicable target for 2021. The roll forward provision was eliminated as part of the equity program redesign for 2020 and any future grants.

Process for Determining Compensation

The role of our Compensation Committee is to oversee our executive plans and policies, administer our equity plans, and approve all compensation for our named executive officers.

Our Compensation Committee generally seeks input from our Chief Executive Officer and our Chief Legal Officer when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Chief Legal Officer has the responsibility of advising the Compensation Committee and coordinating with any third-party compensation advisers. The Compensation Committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications of compensation actions. None of our named executive officers participates in deliberations regarding his or her own compensation. Our Compensation Committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of our named executive officers. Through these agreements, ASGN seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities and uses industry performance data to set performance targets. In 2020, our Compensation Committee engaged Semler Brossy to advise on incentive program design and pay level benchmarking for our Chief Executive Officer. In its analysis, Semler Brossy utilized a peer group of 18 professional services companies to establish the compensation for our Chief Executive Officer. The peer group was developed to include ASGN’s key business and talent competitors, with a focus on:

•Related industry companies in the staffing and consulting and government services areas; and
•Companies generally within a range of 0.25x to 2.0x ASGN’s revenue and market cap on a pro-forma basis (with some exceptions for strong business fits).

Based on these criteria, the peer group used for 2020 compensation is presented in the table below, and is consistent with ASGN’s peer group used for 2019 compensation:

	Financials (in millions)(1)
Name	Revenues	Market Capitalization
Amedisys, Inc.	$1,956	$5,384
Booz Allen Hamilton Holding Corporation	7,274	9,985
CACI International Inc.	5,398	6,260
EPAM Systems, Inc.	2,294	11,666
FTI Consulting, Inc.	2,353	4,043
ICF International, Inc.	1,479	1,723
Insperity, Inc.	4,315	3,441
Kelly Services, Inc.	5,356	879
Kforce Inc.	1,347	855
Korn Ferry	1,983	2,342
ManTech International Corporation	2,223	3,206
MEDNAX, Inc.	1,780	2,306
Perspecta Inc.	4,499	4,277
Premier, Inc.	1,239	2,517
Robert Half International Inc.	6,074	7,202
Science Applications International Corporation	4,659	5,023
Unisys Corporation	2,223	740
Willis Towers Watson PLC	9,039	25,964
75th Percentile	5,181	6,041
50th Percentile	2,232	3,742
25th Percentile	1,962	2,315
ASGN Incorporated	$3,924	$3,747

(1)	Revenues reflect last 12 months as of December 31, 2019, and the market capitalization values are as of December 31, 2019 (end of fiscal year prior to 2020 pay decisions).

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote ASGN’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving ASGN’s growth, profitability and other goals.

401(k) Plan

ASGN and its subsidiaries offer tax-qualified 401(k) plans to our U.S. employees. Some of our executives and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Code in their applicable 401(k) plan or receive Company matches as a result of their status as “highly compensated” employees under the Code.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan (the "DCP") to provide an added benefit to executives who want to defer more of their compensation than they are able to under their 401(k) plan. Under the DCP, executives can defer up to 100 percent of their bonus and 75 percent of their base salary to a later date or series of dates at their election. The deferred amounts are not taxable to the participant until paid out pursuant to the participant's deferral election. Participants can choose from a number of investment fund options that are similar to the investment fund options available under the Company's 401(k) plan, and can change their investment fund election from time to time. The Company does not match any contributed funds. The plan is administered by a third party administrator, and the funds are invested by a rabbi trustee. The benefits to the plan are that funds contributed to the plan are tax-deferred without government contribution limits, however, upon a change in control of the Company, participants lose the deferral benefit and funds will be distributed to them in a lump sum. Further, the funds are not protected in the event of a corporate insolvency or bankruptcy and are considered unsecured claims against the Company. Participants are not allowed to withdraw their funds from the plan early, however in the case of an unforeseeable emergency, a participant may request a hardship exemption.

Severance and Change in Control Benefits

In 2020, each of our named executive officers was party to an employment or other agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Company's Change in Control Severance Plan, as amended and restated on December 11, 2019 (the "CIC Severance Plan") in which all of the named executives participated, ASGN provides for cash severance and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. Further the performance-based RSU grants for 2020 provide for pro rata vesting if an executive is terminated by the Company at its convenience without cause. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of ASGN in all circumstances.

Perquisites

In 2020, ASGN made reasonable perquisites available to Messrs. Hanson, Pierce, Blazer and Wilson, including a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits), and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of ASGN and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Other Considerations

Clawback Policy

Under our clawback policy, approved by the Company's Board of Directors in December 2019, the Compensation Committee can, in its discretion, taking into account all appropriate circumstances, require and direct the Company to seek reimbursement or forfeiture of any annual incentive payment, bonus, or long-term incentive payment or award to a named executive officer that was approved, awarded, paid, or granted to such individual, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of any Company financial statement filed with the SEC; (2) the Committee determines the named executive officer caused or substantially caused the need for the restatement by (i) engaging in intentional or reckless misconduct, or (ii) knowingly failing to act to prevent misconduct; and (3) a lower payment would have been made to the named executive officer based upon the restated financial results.  The reimbursement or forfeiture will be limited to the amount by which the named executive officer’s payment for the relevant period exceeds the lower payment that would have been made based upon the restated financial results, and will only apply to payments made in the year in which the restatement is filed or in the two completed fiscal years prior to the year in which the restatement is filed.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. In 2020, the Compensation Committee considered the requirements of Code Section 409A where applicable when structuring the executive compensation packages. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences and none of our named executive officers have tax gross-up provisions in any of their compensation agreements or arrangements.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may continue to award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.
Compensation Consultant

In 2020, the Compensation Committee retained Semler Brossy as its independent compensation consultant. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2020 Annual Meeting of Stockholders held on June 18, 2020, approximately 95 percent of the votes affirmatively voted on the say-on-pay proposal at that meeting voted in favor of the proposal. The Company submits compensation for named executive officers for advisory vote on an annual basis pursuant to the advisory recommendation of stockholders made in 2017, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of ASGN has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

    Compensation Committee of the Board of Directors
    Jonathan S. Holman (Chair)
    Jeremy M. Jones
    Arshad Matin

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to ASGN for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan(2)	All Other Compensation(3)	Total
Theodore S. Hanson	2020	$930,000	$—	$4,298,408	$1,367,100	$10,803	$6,606,311
President and Chief Executive Officer	2019	800,000	—	2,105,682	1,483,333	25,262	4,414,277
	2018	630,000	—	1,591,129	945,000	24,486	3,190,615
Edward L. Pierce	2020	630,000		1,277,753	609,840	270	2,517,863
Executive Vice President and Chief Financial Officer	2019	601,885	—	986,130	722,262	284	2,310,561
	2018	584,325	—	1,046,344	701,190	288	2,332,147
Randolph C. Blazer	2020	838,000	—	2,032,912	1,093,590	27,634	3,992,136
President, Apex Systems	2019	813,781	—	3,516,961	996,882	26,410	5,354,034
	2018	790,079	—	1,652,829	1,089,147	21,692	3,553,747
George H. Wilson	2020	530,000		1,394,000	898,350	18,661	2,841,011
President, ECS	2019	480,000	—	844,415	672,000	13,361	2,009,776
	2018	340,000	425,000	2,698,404	—	176	3,463,580
Jennifer H. Painter	2020	430,000	—	755,039	390,225	270	1,575,534
Senior Vice President, Chief Legal Officer and Secretary	2019	408,807	—	925,966	367,926	284	1,702,983
	2018	396,900	—	430,440	357,210	288	1,184,838

(1)	Amounts shown in the "Stock Awards" column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 11 to the consolidated financial statements for the year ended December 31, 2020 included in our Annual Report. With respect to the performance-based RSUs granted in 2020 that vest based on the achievement of rTSR goals, as market condition awards, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any increase or reduction in value that is appropriate for the probability that the market condition might or might not be met. With respect to the other performance-based awards (i.e., those granted in 2018 and 2019, but with respect to which the performance goals were not established until 2020), the fair value included in the amounts above is are based on the probable outcome of the applicable performance goals. The maximum value of these awards (assuming the achievement of maximum goals) is $1,077,592, $263,186, $408,896, $241,019 and $117,348 with respect to Messrs. Hanson, Pierce, Blazer and Wilson and Ms. Painter, respectively.
(2)	The amounts set forth in the "Non-Equity Incentive Plan" column in 2020 represent payouts described in "Annual Cash Incentive Bonus" beginning on p. 27. All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid out in February of the subsequent year.
(3)	The amounts set forth in the "All Other Compensation" column in 2020 for Mr. Hanson include $6,000 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and payment by ASGN of the following insurance premiums: $270 for life, $153 for long-term disability, $315 for short-term disability, and $65 for accidental death and dismemberment. The 2020 amounts for Mr. Pierce and Ms. Painter include life insurance premiums paid by ASGN. Mr. Blazer's 2020 amount includes $16,941 of 401(k) plan matching contributions; $6,000 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $115 for a physical exam; and payment by ASGN of the following insurance premiums: $1,933 for personal liability and $145 for short-term disability. Mr. Wilson's 2020 amount includes $13,000 for 401(k) matching contributions; $5,000 for his auto allowance; and payment by ASGN of the following insurance premiums: $259 for short-term disability, $168 for long-term disability and $234 for life.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2020. The grant date for purposes of the stock grants in the table below is the date used for accounting purposes, which is the date the performance targets for such grants are determined, even though the actual grant may have occurred on an earlier date.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares or Units (#) (3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Theodore S. Hanson	1/2/2020							20,227	$1,439,960
	4/8/2020				—	58,205	116,410		2,858,448
	6/17/2020	—	$1,116,000	$2,232,000
	6/17/2020				6,848	6,848	13,695		—
	6/17/2020				1,587	1,587	3,174		—
Edward L. Pierce	1/2/2020							7,725	549,943
	4/8/2020				—	14,820	29,640		727,810
	6/17/2020	—	504,000	1,008,000
	6/17/2020				2,060	2,060	4,120		—
Randolph C. Blazer	1/2/2020							12,291	874,996
	4/8/2020				—	23,578	47,156		1,157,916
	6/17/2020	—	838,000	1,676,000
	6/17/2020				3,201	3,201	6,402		—
George H. Wilson	1/2/2020							8,428	599,989
	4/8/2020				—	16,168	32,336		794,010
	6/17/2020	—	530,000	1,060,000
	6/17/2020				1,228	1,228	2,455		—
	6/17/2020				659	659	1,318		—
Jennifer H. Painter	1/2/2020							4,565	324,982
	4/8/2020				—	8,757	17,514		430,056
	6/17/2020	—	322,500	645,000
	6/17/2020				919	919	1,838		—

(1)	Executive annual cash incentive compensation is determined by the Compensation Committee. See “Compensation Discussion and Analysis—Annual Cash Incentive Bonus Compensation” for a general description of the criteria used in determining annual incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2020. The “target” amount represents the cash incentive bonus the named executive officer could receive if the applicable performance goals were achieved. The “maximum” amount represents the named executive officer’s maximum cash incentive bonus opportunity for truly exceptional performance.
(2)	Represents the portion of performance-based RSU awards that have 2020 performance targets. The awards with an April 8, 2020 grant date are subject to achievement of certain levels of relative total shareholder return ("rTSR") over a three-year period. The awards listed as having a June 17, 2020 grant date had in fact previously been granted to the named executive officers by the Compensation Committee, however the awards were awaiting the determination of performance targets which the Compensation Committee set on June 17, 2020. The equity incentive awards included the second third of an award issued on January 2, 2019, and the third third of an award issued on January 2, 2018 (with the exception that for Mr. Wilson, the first June 17, 2020 equity incentive award included the second third of an award issued on January 2, 2019, and the second grant with the same grant date included the third third of an award issued on April 2, 2018). The second June 17, 2020 equity incentive award for Mr. Hanson related to the second third of an award issued to him on June 3, 2019. The “Threshold” amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at threshold levels. The “Maximum” amount represents the maximum number of RSUs that are available to vest. See "Compensation Philosophy - Equity Incentive Compensation" beginning on p. 30 for a general description of the criteria used in determining the equity compensation granted to our named executive officers.
(3)	These RSU awards vest based on continued service to the Company, and do not have performance requirements.
(4)	Amounts shown in this column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 11 to the consolidated financial statements for the year ended December 31, 2020 included in our Annual Report. With respect to the performance-based RSUs granted in 2020 that vest based on the achievement of relative TSR goals, as market condition awards, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any increase or reduction in value that is appropriate for the probability that the market condition might or might not be met. With respect to the other performance-based awards (i.e., those granted in 2018 and 2019, but with respect to which the performance goals were not established until 2020), the amounts above are based on the probable outcome of the applicable performance goals on the grant date.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

We have entered into employment agreements with certain of our named executive officers as described in this section. Under the terms of their employment agreements or separate protective covenant agreements which all of our employees sign, the named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and the Company's CIC Severance Plan upon their termination of employment and/or change in control.

Under the terms of employment agreements for Messrs. Hanson, Pierce, Blazer and Wilson, they are entitled to a minimum annual base salary, subject to annual increases thereafter. The base salary, annual cash incentive bonus targets and equity incentive compensation targets of each named executive officer are discussed above under "Named Executive Officers' Total Target Compensation for 2020. Each of the named executive officers and their legal dependents are also entitled to participate in our incentive, savings, retirement and welfare plans. In addition, the employment agreements for the executives set forth below include the following provisions:

Theodore S. Hanson
Mr. Hanson entered into an employment agreement with ASGN in June 2019 in connection with his promotion to President and Chief Executive Officer of ASGN. Pursuant to his employment agreement, Mr. Hanson receives a minimum annual base salary of $850,000, though it was increased to $930,000 effective as of January 1, 2020. He was eligible to receive a target annual cash incentive bonus equal to 100 percent of his base salary, with a maximum annual bonus opportunity of an additional 100 percent of his base salary, which amounts were increased to 120 percent for target and maximum in 2020. The agreement further provides that Mr. Hanson is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually. In connection with entering into his employment agreement, he received performance-based RSUs with a target value of $500,000.

Edward L. Pierce
Mr. Pierce entered into an employment agreement with the Company in September 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides for a potential to earn up to 100 percent of his base salary based on achievement of targets and over-achievement of targets, though in 2020, his target annual cash incentive bonus was 80 percent and his maximum annual cash incentive bonus was 160 percent of his base salary. Pursuant to his employment agreement, Mr. Pierce is eligible to receive reimbursement for actual, properly substantiated expenses incurred in connection with: a monthly automobile allowance in the amount of $450, an annual physical examination up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

Randolph C. Blazer
Mr. Blazer entered into an employment agreement with Apex Systems in January 2007, which was amended on several occasions, most recently in May 2012. Pursuant to his employment agreement, Mr. Blazer serves as President of Apex Systems. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, and reimbursement of expenses for an annual physical examination up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

George H. Wilson
Mr. Wilson entered into an employment and non-competition agreement with the Company in January 2018, which became effective as of the acquisition of ECS in April 2018. This agreement provides for a one-year term with automatic renewals for one-year periods thereafter. Pursuant to his employment and non-competition agreement, Mr. Wilson serves as President of ECS, and is entitled to a base salary of $480,000 and an initial annual target cash incentive of $450,000, though both of these amounts have increased to $530,000 for 2020. His agreement further provides that he shall be a participant in the Company's CIC Severance Plan, and provides for payments and benefits upon a termination of employment due to certain circumstances including death, disability, and termination by the executive for good reason. The severance payments and benefits are described in further detail under “Payments upon Termination or Change in Control” below. The employment and non-competition agreement also includes restrictive covenants related to Mr. Wilson's employment and his status as one of the sellers of ECS to the Company. In June 2019, the Compensation Committee further authorized Mr. Wilson to be eligible to receive a monthly automobile allowance in the amount of $500, and reimbursement of annual expenses for a physical examination up to $1,500 and tax preparation and financial planning services up to $2,500.

Jennifer H. Painter
Ms. Painter does not have an employment agreement but entered into a letter agreement with the Company in December 2017, which provides for severance payments and benefits in the case of a termination by the Company for its convenience. This agreement is further discussed in "Payments Upon Termination or Change in Control" below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(15)
Theodore S. Hanson	4,103	(1)	$342,724
	9,820	(2)	820,265
	20,227	(3)	1,689,561
	2,109	(4)	176,165	1,152	(4)	$96,227
	6,748	(5)	563,660	3,686	(5)	307,892
	2,052	(6)	171,404	1,122	(6)	93,721
				10,434	(12)	871,552
				3,174	(13)	265,124
				116,410	(14)	9,723,727
Edward L. Pierce	2,683	(1)	224,111
	6,996	(2)	584,376
	7,725	(3)	645,269
	1,156	(4)	96,561	632	(4)	52,791
	1,508	(5)	125,963	824	(5)	68,829
				2,332	(12)	194,792
				29,640	(14)	2,475,829
Randolph C. Blazer	4,261	(1)	355,921
	10,678	(2)	891,933
	12,291	(3)	1,026,667
	1,837	(4)	153,445	1,004	(4)	83864
	2,302	(5)	192,286	1,258	(5)	105,081
				36,825	(15)	3,075,992
				47,156	(12)	3,938,941
				3,560	(14)	297,367
George H. Wilson	25,448	(7)	2,125,671
	2,965	(8)	247,666
	7,364	(2)	615,115
	8,428	(3)	703,991
	852	(9)	71,168	466	(4)	38,925
	1,587	(5)	132,562	868	(5)	72,504
				32,336	(12)	3,701,026
				2,455	(14)	205,066
Jennifer H. Painter	1,136	(1)	94,890
	3,240	(2)	270,637
	4,565	(3)	381,314
	489	(4)	40,846	268	(4)	22,386
	698	(5)	58,304	382	(5)	31,908
	8,522	(10)	711,843
				17,514	(12)	1,462,944
				1,080	(14)	90,212

(1)	This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective, and the remaining third of this grant vested on January 2, 2021.
(2)	This 2019 RSU award was earned at 100 percent based on achievement of a 2019 performance objective. One-half of these RSUs vested on January 2, 2021, and the remaining half will vest on January 2, 2022, subject to continued service to the Company.
(3)	One-third of this time-vesting 2020 RSU award vested on January 2, 2021, and the remaining two-thirds vest in equal parts on January 2 of 2022 and 2023.
(4)	The remaining third of this 2018 RSU award was earned at 64.679 percent based on achievement of a 2020 performance objective. On February 11, 2021, the performance target was certified in part by the Compensation Committee, and the RSUs that did not vest rolled over for one year and will have a 2021 performance objective.

(5)	The second third of this 2019 RSU award was earned at 64.679 percent based on achievement of a 2020 performance objective. On February 11, 2021, the performance target was certified in part by the Compensation Committee, and the RSUs that did not vest rolled over for one year and will have a 2021 performance objective.
(6)	The second third of this 2019 RSU award was earned at 64.679 percent based on achievement of a 2020 performance objective. On February 11, 2021, the performance target was certified in part by the Compensation Committee, and the portion of the RSUs that were achieved will vest on June 3, 2021, and the remaining RSUs rolled over for one year and will have a 2021 performance objective.
(7)	This 2018 RSU award was earned at 100 percent based on achievement of a three-year performance objective ending in 2020, On February 11, 2021, the performance target was certified by the Compensation Committee and the RSUs will vest in equal parts on April 2, 2022 and 2023, subject to continued service to the Company.
(8)	This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective, and the remaining half vests in equal parts on April 2, 2021 and 2022, subject to continued service to the Company.
(9)	The remaining third of this 2018 RSU award was earned at 64.679 percent based on achievement of a 2020 performance objective. On February 11, 2021, the performance target was certified in part by the Compensation Committee, and the portion of the RSUs that were achieved will vest on April 2, 2021, and the remaining RSUs rolled over for one year and will have a 2021 performance objective.
(10)	This 2019 award will vest on December 31, 2022, subject to continued service to the Company.
(11)	The market value of the RSUs that have not yet vested as of December 31, 2020 was determined by multiplying the outstanding number of RSUs by $83.53, the closing price of our stock on that day.
(12)	Up to the remaining third of this 2019 RSU award will vest on January 2, 2022 subject to attainment of performance goals set by the Compensation Committee for 2021 and continued service to the Company.
(13)	Up to the remaining third of this 2019 RSU award will vest on June 3, 2022 subject to attainment of performance goals set by the Compensation Committee for 2021 and continued service to the Company.
(14)	The maximum amount of this RSU award (200 percent of the RSUs granted) is expected to vest on April 8, 2023, subject to achievement of relative total shareholder return ("TSR") over the three-year period beginning on April 8, 2020, and further subject to continued service to the Company through January 2, 2023.
(15)	Up to the full amount of this 2019 RSU award will vest 50 percent on each of January 2, 2022 and 2023, subject to achievement of performance targets set for the three-year period beginning on January 1, 2019, and further subject to continued service to the Company.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of option awards and vesting of RSUs during 2020 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Theodore S. Hanson	—	—	71,470	$5,266,511
Edward L. Pierce	50,000	$2,969,819	38,739	2,815,185
Randolph C. Blazer	—	—	67,582	4,873,667
George H. Wilson	—	—	18,503	1,225,351
Jennifer H. Painter	—	—	16,710	1,222,856

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains a Deferred Compensation Plan ("DCP") to provide an added benefit to executives who want to defer more of their compensation than they are able to under their applicable 401(k) plan. The Company does not match participant contributions to the DCP. The table below sets forth a summary of all non-qualified deferred compensation contributions made by each of the named executive officers, aggregate earnings and distributions for the year ending December 31, 2020, and aggregate balances under the plan at December 31, 2020.

Name	Executive Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2020
Theodore S. Hanson	$—	$75,673	$—	$1,039,922
Edward L. Pierce	471,932	88,700	(74,306)	1,684,029
Randolph C. Blazer(1)	—	—	—	—
George H. Wilson(1)	—	—	—	—
Jennifer H. Painter	205,434	79,936	—	682,472

(1)	Does not participate in the nonqualified deferred compensation plan.
(2)	Ms. Painter elected to contribute 50 percent of her 2019 annual cash incentive bonus into the plan. Ms. Painter's contribution amount includes the portion of her 2019 annual cash incentive bonus that was paid out in 2020. The contribution amount is included in the amount reported as "Non-Equity Incentive Plan Compensation" for 2019 in the Summary Compensation Table. In addition, Mr. Pierce and Ms. Painter deferred 75 percent and five percent, respectively, of their 2020 salary. These amounts are included in the amounts reported as "Salary" for 2020 in the Summary Compensation Table.
(3)	These earnings are not included in the Summary Compensation Table as there were no Company contributions, and the DCP investment options substantially track the Company's 401(k) plan fund elections.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2020 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2020 ($83.53 per share). In each case, the named executive officer’s right to receive severance benefits is subject to his or her execution of a valid and binding release agreement and contingent upon his or her continued adherence to certain confidentiality and non-solicitation agreements. In addition to the below, any outstanding funds in the executives' DCP accounts would be distributed in a lump sum upon a change in control event (as defined in the DCP).

Named Executive Officers - Termination Under Employment Agreements and CIC Severance Plan

Hanson Employment Agreement. Under Mr. Hanson's employment agreement, upon a termination of employment by the Company "without cause" or by non-renewal of his employment, or by Mr. Hanson for "good reason" (each as defined in the agreement), in addition to his accrued obligations, Mr. Hanson would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; and (2) during the 18-month period, subject to Mr. Hanson’s proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums. If his employment terminates because of his death or disability, Mr. Hanson (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months and the Company would pay his COBRA healthcare benefits for 18 months following the termination of employment.

Pierce Employment Agreement. Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including non-renewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100 percent of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months in equal installments.

Blazer Employment Agreement. If the Company terminates the employment of Mr. Blazer without “cause” (as defined in his employment agreement) or if his employment terminates due to death or disability during his employment period, Mr. Blazer's employment agreement provides that he is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination.

Wilson Employment Agreement. If the Company terminates the employment of Mr. Wilson without "cause," or Mr. Wilson terminates his employment with "good reason" (each of those terms as defined in his employment agreement), Mr. Wilson's employment agreement provides that he is entitled to receive, in addition to accrued obligations: (1) salary continuation for 12 months, at the rate in effect as of the date of termination; and (2) subject to his proper election to continue healthcare coverage under COBRA, health, dental and vision insurance coverage at the same cost to him as if his employment had continued, for a period of 12 months from the date of termination.

Painter Letter Agreement. Ms. Painter entered into a letter agreement with the Company in December 2017 which provides for severance payments and benefits in the case of a termination by the Company for its convenience including, in addition to accrued obligations: (1) 12 months of her then annual base salary, payable in equal installments pursuant to the Company's normal payroll procedures for the 12 months following her termination; and (2) subject to her proper election to continue healthcare coverage under COBRA for a period of 12 months from the date of termination, Company-reimbursed or Company-paid coverage under its group health plans at the same levels as would have applied if her employment had not been terminated.

CIC Severance Plan. If the employment of any of Messrs. Hanson, Pierce, Blazer or Wilson or Ms. Painter is "involuntarily terminated" following a “change in control,” benefits will be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” Mr. Hanson is entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for Mr. Hanson for the year of termination times the pro rata portion of the year he worked prior to his termination; (2) 300 percent of his annual salary and target bonus in effect at the time of the involuntary termination; (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination; and (4) each outstanding equity-based award Mr. Hanson holds as of the date of his involuntary termination will vest in full upon the effectiveness of a general release. Each of the other executive officers receives the same except that they are entitled to receive the following percent of their annual salary and target bonus in effect at the time of the involuntary termination: Messrs. Blazer and Wilson, 275 percent; Mr. Pierce, 250 percent; and Ms. Painter, 200 percent. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” "involuntary termination" and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

The estimated payments or benefits which would have been paid to each of Messrs. Hanson, Blazer, Pierce and Wilson and Ms. Painter in the event of such executive's termination on December 31, 2020 under the specified circumstances are set forth below.

	Termination Without Cause ($)	Involuntary Termination within 18 months after CIC ($)	Death or Disability ($)
Theodore S. Hanson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	$1,395,000	$6,138,000	$930,000
Value of Accelerated RSUs	3,208,830	10,260,157	-
Insurance Premiums Costs	42,653	42,653	42,653
Total Severance and Benefits	4,646,483	16,440,810	972,653

Edward L. Pierce
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	630,000	2,835,000	630,000
Value of Accelerated RSUs	817024	3,230,606	-
Insurance Premium Costs	-	29,661	-
Relocation Expenses	80,000	-	-
Total Severance and Benefits	1,527,024	6,095,267	630,000

Randolph C. Blazer
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	838,000	4,609,000	838,000
Value of Accelerated RSUs	1,299,850	8,152,027	-
Insurance Premiums Costs	25,469	38,204	25,469
Total Severance and Benefits	2,163,319	12,799,231	863,469

George H. Wilson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	530,000	2,915,000	-
Value of Accelerated RSUs	891,339	5,566,864	-
Insurance Premium Costs	18,756	28,133	-
Total Severance and Benefits	1,440,095	8,509,997	-

Jennifer H. Painter
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	430,000	1,505,000	-
Value of Accelerated RSUs	482,772	2,433,814	-
Insurance Premiums Costs	9,257	13,886	-
Total Severance and Benefits	922,029	3,952,700	-

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2020 were as follows: Mr. Hanson $1,367,100; Mr. Pierce $609,840; Mr. Blazer, $1,093,590; Mr. Wilson, $898,350; and Ms. Painter $390,225.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2020 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

As of December 31, 2020	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plan approved by stockholders (1)	995,367	$9.87	3,928,306(4)
Equity compensation plan not approved by stockholders (2)	177,328	$0.00	55,589
Total	1,172,695	$9.87	3,983,895

(1)	Consists of our Second Amended and Restated 2010 Incentive Award Plan (the "Plan") and the Employee Stock Purchase Plan (the "ESPP").
(2)	Consists of our Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan").
(3)	Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. Therefore the weighted-average exercise price of outstanding options, warrants and rights excludes RSUs issued under the equity compensation plans. As of December 31, 2020, there were 9,371 options outstanding under the Plan, and the remainder of the securities under the Plan and the Inducement Plan are RSUs, as we have no warrants or rights outstanding.
(4)	Includes shares available for future issuance under the Plan (2,626,711 shares) and the ESPP (1,301,595 shares). With respect to the ESPP, the maximum number of shares subject to purchase during the purchase period in effect on December 31, 2020 was approximately 77,000.

Inducement Award Program

In May 2012 our Board adopted the 2012 Inducement Plan, which has been amended in June 2015 and March 2018 in order to add additional shares to the plan, and again in April 2018 to reflect the Company's name change. Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan was not required as a condition of the effectiveness of the 2012 Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the 2012 Inducement Plan. The 2012 Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2012 Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the 2012 Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
The maximum number of shares of common stock authorized for issuance under the 2012 Inducement Plan is 1,335,861 shares (the “Inducement Plan Share Limit”). Shares issued under the 2012 Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the 2012 Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the 2012 Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (b) shares purchased on the open market with the cash proceeds from the exercise of options, and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the 2012 Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the 2012 Inducement Plan.
Awards
The 2012 Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the 2012 Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms.

Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.
•Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.
•Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.
•Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to, or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.
•Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the 2012 Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2012 Inducement Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2012 Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2012 Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2012 Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan was not required as a condition of the effectiveness of the 2012 Inducement Plan. The Board may amend or terminate the 2012 Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

CEO PAY RATIO

As a result of rules adopted under the Dodd-Frank Act, we are providing disclosure of our CEO’s pay in relation to that of the median compensated employee for 2020. We are committed to internal pay equity and equal pay based on role, qualifications, experience and merit. However, as 77.4 percent of our employees are placed with clients on a temporary basis, they are not likely to be paid a full year salary. We do not believe that comparing the pay of someone who worked for us for three months versus someone who worked for 12 months is consistent with the spirit and intent of the regulation. Therefore, while we have provided the disclosure required by SEC rules, we have provided additional disclosure that we believe provides a more accurate comparison.
Our measurement date included the last payroll period inclusive of December 31, 2020, which reflects a total employee population of 28,084 on that date, of which 21,762 were professionals working on temporary assignments with our clients. Consistent with SEC rules, we annualized compensation for our internal employees who were employed for less than the full year in 2020, but not for our professionals whose positions are temporary in nature. Further, we did not include our European employees, as they comprise 4.5 percent of our workforce and were therefore under the de minimis threshold for inclusion.

Total compensation in 2020 for the median compensated employee was $40,000. As set forth in the "Total" column of the Summary Compensation Table on p. 36 of this proxy statement, Mr. Hanson’s compensation for 2020 was $6.6 million. Using these compensation amounts provides for a CEO pay ratio of approximately 165:1 pursuant to the SEC’s final rules set forth in Item 402(u) of Regulation S-K. If we annualized the salary of our temporary professionals as we do for our internal employees, which we believe is the most accurate and comparable analysis, the median compensated employee would have received compensation of $74,946 on an annual basis, for a CEO pay ratio of approximately 88:1.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2020 compensation paid to ASGN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our 2017 annual meeting of stockholders voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers. To that end, we expect our next say-on-pay vote, after the one to be held at the Annual Meeting, to be held at our Annual Meeting of Stockholders in 2022.

The Executive Compensation Discussion and Analysis section of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2020 compensation. Highlights of the 2020 executive compensation program and our 2020 performance include:

•The Compensation Committee made the following changes to the executive performance RSU grants:
◦The performance period is now three years instead of three one-year periods.
◦The performance target is relative total stockholder return, a metric which we had never previously used.
◦The performance target for the RSUs is different than for the short-term cash incentive bonus targets, which consisted of performance against a scorecard that considered financial metrics, the Company's stock performance, our employees' experience, and MBOs.
◦The weighting of executive RSU grants with significant performance metrics increased from 40 percent in 2019 to 50 percent in 2020 for all named executive officers except for our CEO, whose weighting was 60 percent.

•The clawback policy approved by the Compensation Committee in December 2019 was implemented and applied to all incentive compensation awarded in 2020.

•Individual change in control severance agreements for Messrs. Pierce and Brill were eliminated in December 2019 so that in 2020, there were no outstanding agreements with single-trigger acceleration of equity upon a change in control event, nor any tax gross up provisions for severance to be paid in connection with a change in control event.

•The Compensation Committee has placed a strong emphasis on performance-based compensation, with the majority of annual cash compensation and equity awards for named executive officers being based upon achievement of performance targets.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Two is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Two for approval of the resolution above regarding the Company's named executive officers' 2020 compensation.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm to audit ASGN’s consolidated financial statements for the fiscal year ending December 31, 2021, and is asking stockholders to ratify this appointment at the Annual Meeting.

Starting with its appointment in 1987 to audit the 1986 consolidated financial statements of a predecessor entity, Deloitte & Touche, or its predecessor firms, has continually served as our independent registered public accounting firm and performed annual audits of our consolidated financial statements. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche for the years ended December 31, 2020 and December 31, 2019 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, but may ultimately determine to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ASGN and our stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche for the audit of ASGN’s financial statements for fiscal years 2020 and 2019, and fees billed for tax and all other services rendered by Deloitte & Touche for fiscal years 2020 and 2019:

	2020	2019
Audit Fees (1)	$3,056,983	$3,425,500
Audit-related Fees (2)	1,508,015	1,557,700
Tax Fees (3)	70,915	25,400

There were no other fees paid to Deloitte & Touche during the years presented.

(1) Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2) Represents fees for services provided to ASGN that are for assurance and related services, and are reasonably related to the performance of the audit or review of our financial statements. These services include, but are not limited to, due diligence for acquisitions and internal control reviews. None of these fees were for services related to the design or implementation of financial information systems.

(3) Represents fees for tax advisory services.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ASGN under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

In 2020, the Audit Committee consisted of Messrs. Kittrell (Chair), Callaghan and Jones. Ms. Joliet served as an adviser to the committee. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, most recently reviewed and approved in September 2020, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2020

The Audit Committee reviewed and discussed ASGN’s audited consolidated financial statements for the year ended December 31, 2020 with management. The Audit Committee also discussed with Deloitte & Touche LLP, ASGN’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from ASGN’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with ASGN’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that ASGN’s consolidated financial statements for the year ended December 31, 2020 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

    Respectfully submitted,

    Marty R. Kittrell (Chair)
    Brian J. Callaghan
    Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. In the past few years, there have been several transactions which have been reviewed and approved by the Audit Committee pursuant to the process outlined above. The current transactions are set forth below.

For the first part of 2020, our Apex Systems division leased two of its three headquarters properties located in Glen Allen, Virginia from ASI Partners, LLC and ASI Partners Sadler Place, LLC. These entities were wholly owned by Messrs. Callaghan, Hanson, Sheridan and another founder of Apex Systems, however the properties were sold to a third party in June 2020, and there is no longer a related party transaction. Rent paid for these properties through June 2020 aggregated $604,677, and the portion allocated to each of Messrs. Callaghan and Sheridan was $191,477, and the portion allocated to Mr. Hanson was $30,234.

Apex Systems hired Christopher Hanson as a Consulting Services Director in 2015. Mr. C. Hanson is the brother of our President and Chief Executive Officer, Theodore Hanson. Mr. C. Hanson receives a base salary and is eligible to receive an incentive bonus commensurate with his position and experience. He does not report to, nor is his compensation reviewed or directed by, Mr. T. Hanson.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ASGN files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information technology regarding issuers that file electronically with the SEC. You may also read and copy any of our reports that are filed with the SEC by visiting:

•Our website, at www.asgn.com; or
•By contacting our Investor Relations Department at (818) 878-7900.

You may also obtain print copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you would like to request printed documents, please do so by June 7, 2021 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2020

A copy of ASGN’s Annual Report to Stockholders for the year ended December 31, 2020 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company no later than December 28, 2021, for inclusion in the proxy material for that meeting. Pursuant to ASGN’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 or director nominations, must be delivered to the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Proposals for director nominations must be delivered to the Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2021 annual meeting. Stockholder notices should be delivered to the Secretary at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by ASGN. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of ASGN and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. ASGN intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 27, 2021

ANNEX A

Reconciliation of Performance Target Adjusted EBITDA
for the Year Ended December 31, 2020

Net income	$200,316,020
Income from discontinued operations, net of income taxes	9,039
Interest expense	39,727,839
Provision for income taxes	70,340,103
Depreciation	38,042,880
Amortization of intangible assets	51,667,270
EBITDA	400,103,151

Stock-based compensation	32,275,321
Acquisition, integration and strategic planning expenses	6,917,507
Adjusted EBITDA	439,295,979
Adjustments for performance target (includes litigation expenses, adjustments to eliminate any benefit from recent acquisitions or effect of changes in foreign exchange rates and other de minimis costs)	(748,881)
Performance target Adjusted EBITDA	$438,547,098

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ASGN® Incorporated VOTE

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of the following Class II Directors for the three-year period expiring at our 2024 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain
01 - Joseph W. Dyer	☐	☐	☐
02 - Mariel A. Joliet	☐	☐	☐
03 - Marty R. Kittrell	☐	☐	☐
04 - Carol Lindstrom	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve on a non-binding advisory basis the Company's executive compensation for the year ended December 31, 2020.	☐	☐	☐
3. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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The 2021 Annual Meeting of Stockholders of ASGN Incorporated will be held on Thursday, June 17, 2021, virtually via the internet at www.meetingcenter.io/283304866, at 9:00 a.m., Eastern Daylight Time.

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Proxy — ASGN Incorporated

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2021

Jennifer Hankes Painter and James L. Bril, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ASGN Incorporated to be held on June 17, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Joseph W. Dyer, FOR Mariel A. Joliet, FOR Marty R. Kittrell, FOR Carol Lindstrom, FOR item 2 Non-binding advisory vote to approve the Company's executive compensation for the year ended December 31, 2020, and FOR item 3 Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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Important Notice Regarding the Availability of Proxy Materials for the ASGN Incorporated Stockholder Meeting to be Held on Thursday, June 17, 2021

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. ASGN's 2021 proxy statement and annual report are available at:

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Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/ASGN**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request them. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 7, 2021 to facilitate timely delivery.

2 N O T   C O Y

03G90B

Stockholder Meeting Notice

ASGN Incorporated's Annual Meeting of Stockholders will be held on Thursday, June 17, 2021 at 9:00 a.m. EDT, virtually via the internet at www.meetingcenter.io/283304866.
To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is ASGN2021.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3:

1. Election of the following Class II Directors for the three-year period expiring at our 2024 Annual Meeting of Stockholders:
   01 - Joseph W. Dyer
   02 - Mariel A. Joliet
   03 - Marty R. Kittrell
   04 - Carol Lindstrom
2. Proposal to approve on a non-binding advisory basis the Company's executive compensation for the year ended December 31, 2020.
3. Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/ASGN**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials ASGN Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 7, 2021.